UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

Apple Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE INC.

1 Infinite Loop

Cupertino, California 95014

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

February 28, 2014

9:00 a.m. Pacific Standard Time

To the shareholders of Apple Inc.:

Notice is hereby given that the 2014 annual meeting of shareholders (the “Annual Meeting”) of Apple Inc., a California corporation (the “Company”), will be held on Friday, February 28, 2014 at 9:00 a.m. Pacific Standard Time, in Building 4 of the Company’s principal executive offices located at the address shown above for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect the Company’s Board of Directors (the “Board”). The Board intends to present for election the following eight nominees: William Campbell, Timothy Cook, Millard Drexler, Al Gore, Robert Iger, Andrea Jung, Arthur Levinson, and Ronald Sugar;

2.	To facilitate the implementation of majority voting for the election of directors in an uncontested election by amending the Company’s Restated Articles of Incorporation (the “Articles”) to eliminate Article VII, which relates to the term of directors and the transition from a classified board of directors to a declassified structure;

3.	To amend the Company’s Articles to eliminate the “blank check” authority of the Board to issue preferred stock;

4.	To amend the Company’s Articles to establish a par value for the Company’s common stock of $0.00001 per share;

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014;

6.	To vote on a non-binding advisory resolution to approve executive compensation;

7.	To approve the Apple Inc. 2014 Employee Stock Plan;

8.	To consider five shareholder proposals, if properly presented at the Annual Meeting; and

9.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Only shareholders of record as of the close of business on December 30, 2013 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

Sincerely,

/S/ BRUCE SEWELL
Bruce Sewell
Senior Vice President,
General Counsel and Secretary

Cupertino, California

January •, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING

TO BE HELD ON FEBRUARY 28, 2014:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting and

Proxy Statement are available free of charge at: www.investorvote.com/AAPL

APPLE INC.

1 Infinite Loop

Cupertino, California 95014

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Apple Inc. (the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2014 annual meeting of shareholders (the “Annual Meeting”) to be held on Friday, February 28, 2014 at 9:00 a.m. Pacific Standard Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to shareholders on January •, 2014. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”). The Annual Meeting will be held in Building 4 of the Company’s principal executive offices located at the address shown above.

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended September 28, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2013 (the “Annual Report”).

If you requested printed versions by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

The Company is aware of 12 items that shareholders may vote on at the Annual Meeting. Eleven items are listed on the Company’s proxy card, including four shareholder proposals (No. 8, No. 9, No. 10, and No. 11) that will only be voted upon if properly presented at the Annual Meeting. One additional shareholder proposal, as described in the next question, also may be presented for a vote at the Annual Meeting. The following items are each listed on the Company’s proxy card:

•	The election to the Company’s Board of Directors (the “Board”) of the eight nominees named in this Proxy Statement (Proposal No. 1);

•

The amendment of the Company’s Restated Articles of Incorporation (the “Articles”) to facilitate the implementation of majority voting for the election of directors in an uncontested election by eliminating Article VII, which relates to the term of directors and the transition from a classified board of directors to a declassified structure (Proposal No. 2);

•	The amendment of the Company’s Articles to eliminate the “blank check” authority of the Board to issue preferred stock (Proposal No. 3);

•	The amendment of the Company’s Articles to establish a par value for the Company’s common stock of $0.00001 per share (Proposal No. 4).

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 (Proposal No. 5);

•	A non-binding advisory resolution to approve executive compensation (Proposal No. 6);

•	The approval of the Apple Inc. 2014 Employee Stock Plan (Proposal No. 7);

•	A shareholder proposal by John Harrington and Northstar Asset Management Inc. entitled “Board Committee on Human Rights” to amend the Company’s bylaws (Proposal No. 8);

•

A shareholder proposal by The National Center for Public Policy Research of a non-binding advisory resolution entitled “Report on Company Membership and Involvement with Certain Trade Associations and Business Organizations” (Proposal No. 9);

•

A shareholder proposal by Carl Icahn of a non-binding advisory resolution that the Company commit to completing not less than $50 billion of share repurchases during its 2014 fiscal year (and increase the authorization under its capital return program accordingly) (Proposal No. 10); and

•	A shareholder proposal by James McRitchie of a non-binding advisory resolution entitled “Proxy Access for Shareholders” (Proposal No. 11).

Will any other business be conducted at the meeting?

An eligible shareholder has notified us of his intent to propose a resolution at the Annual Meeting that, if approved, would, among other things, ask the Board “to enact a policy to use technical methods and other best practices to protect user data.” This shareholder proposal is referred to as the “Floor Proposal.” The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement and the possible submission of the Floor Proposal.

The Floor Proposal was not submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the shareholder did not seek to have the Floor Proposal included in this Proxy Statement. Accordingly, the Floor Proposal may be presented at the meeting but is not included in this Proxy Statement. If the Floor Proposal is presented at the Annual Meeting, then to the extent permitted by applicable rules, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the Floor Proposal. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•

“FOR” the amendment of the Articles to facilitate the implementation of majority voting for the election of directors in an uncontested election by eliminating Article VII, which relates to the term of directors and the transition from a classified board of directors to a declassified structure (Proposal No. 2);

•	“FOR” the amendment of the Company’s Articles to eliminate the “blank check” authority of the Board to issue preferred stock (Proposal No. 3);

•	“FOR” the amendment of the Company’s Articles to establish a par value for the Company’s common stock of $0.00001 per share (Proposal No. 4);

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 (Proposal No. 5);

•	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 6);

•	“FOR” the approval of the Apple Inc. 2014 Employee Stock Plan (Proposal No. 7);

•	“AGAINST” the shareholder proposal by John Harrington and Northstar Asset Management Inc. entitled “Board Committee on Human Rights” to amend the Company’s bylaws (Proposal No. 8);

•

“AGAINST” the shareholder proposal by The National Center for Public Policy Research of a non-binding advisory resolution entitled “Report on Company Membership and Involvement with Certain Trade Associations and Business Organizations” (Proposal No. 9);

•

“AGAINST” the shareholder proposal by Carl Icahn of a non-binding advisory resolution that the Company commit to completing not less than $50 billion of share repurchases during its 2014 fiscal year (and increase the authorization under its capital return program accordingly) (Proposal No. 10); and

•	“AGAINST” the shareholder proposal by James McRitchie of a non-binding advisory resolution entitled “Proxy Access for Shareholders” (Proposal No. 11).

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 1 Infinite Loop, Cupertino, California 95014. The Company’s main telephone number is (408) 996-1010.

What is the Company’s fiscal year?

The Company’s fiscal year is the 52 or 53-week period that ends on the last Saturday of September. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company’s fiscal calendar.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company delivers a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of its annual meetings. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call the Company at the following:

Apple Investor Relations

1 Infinite Loop MS: 301-4IR

Cupertino, California 95014

(408) 974-3123

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the Internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at www.apple.com/investor. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. Only shareholders of record as of the close of business on December 30, 2013 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were • shares of the Company’s common stock issued and outstanding, held by • holders of record. In addition to shareholders of record of the Company’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•

In person. You may vote in person at the Annual Meeting by requesting a ballot from an usher when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•

In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

What is the quorum requirement for the Annual Meeting?

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or

•	Have properly voted by proxy on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.

If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Peter Oppenheimer and Bruce Sewell, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting, including the Floor Proposal.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (Proposal No. 1), the other proposals for the amendment of the Company’s Articles (Proposal No. 2, and No. 3), the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 6), the proposal to approve the Apple Inc. 2014 Employee Stock Plan (Proposal No. 7), and the five shareholder proposals (Proposals No. 8, No. 9, No. 10, No. 11, and the Floor Proposal) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1 through No. 3, Proposals No. 6 through No. 11, and the Floor Proposal.

The proposal to amend the Company’s Articles to establish a par value for the Company’s common stock of $0.00001 per share (Proposal No. 4) and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 (Proposal No. 5) are each considered routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals No. 4 and No. 5.

What is the voting requirement to approve each of the proposals?

With respect to the election of directors (Proposal No. 1), the Company announced at the 2012 annual meeting of shareholders that the Board had unanimously adopted a policy providing for majority voting in uncontested elections of directors. An “uncontested election of directors” means an election of directors in which, at the expiration of the time fixed pursuant to the Company’s bylaws requiring advance notice of director candidates, the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election. Therefore, although the Company’s bylaws currently provide for plurality voting (where the candidates receiving the highest number of affirmative votes are elected), the Board’s majority voting policy will apply to the election taking place at the Annual Meeting.

Under plurality voting, the eight nominees receiving the highest number of affirmative votes would be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. However, pursuant to the Board’s majority voting policy, any nominee for election who does not receive the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum will promptly submit his or her irrevocable offer of resignation to the Secretary of the Company in writing, subject only to the Board’s acceptance of that offer of resignation in accordance with the Board’s policies and procedures.

Amending the Company’s Articles (Proposals No. 2, No. 3 and No. 4) and amending the Company’s bylaws (Proposal No. 8) each require the affirmative vote of a majority of the Company’s outstanding shares. If Proposal No. 2 is approved, then the Board will separately amend the Company’s bylaws at the meeting of the Board immediately following the Annual Meeting to adopt the majority voting standard in an uncontested election of directors set forth in California Corporations Code Section 708.5, and that standard will apply to future uncontested elections of directors.

Approval of Proposals No. 5 through No. 7, No. 9 through No. 11, and the Floor Proposal requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal.

With respect to the election of directors (Proposal No. 1), under plurality voting, broker non-votes and abstentions would have no effect on determining the nominees elected. However, under the majority voting policy adopted by the Company and described above, broker non-votes and abstentions, which have the same effect as “against” votes, could cause a nominee to fail to obtain the required affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

With respect to the proposals to amend the Company’s Articles (Proposals No. 2, No. 3, and No. 4) and the Company’s bylaws (Proposal No. 8), broker non-votes and abstentions could prevent the proposal from receiving the required affirmative vote of a majority of the Company’s outstanding shares.

With respect to each of the other proposals, broker non-votes and abstentions could prevent the proposal from receiving the required affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 1 Infinite Loop, MS: 301-4GC, Cupertino, California 95014 prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative from Computershare will serve as the inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying the costs of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Georgeson Inc. to assist in obtaining proxies by mail, facsimile or email from brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to a fee of approximately $40,000 plus out-of-pocket expenses. Georgeson Inc. may be contacted at (866) 828-4304.

The Company must also pay brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies on the Company’s behalf in person, by telephone, or by electronic communication.

How can I attend the Annual Meeting?

Only shareholders as of the Record Date are entitled to attend the Annual Meeting. Admission will be on a first-come, first-served basis. Admission will begin at 7:30 a.m. Pacific Standard Time on the date of the Annual Meeting, and each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of shareholders?

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a shareholder intends to present at the 2015 annual meeting of shareholders and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2015 annual meeting of shareholders must be received no later than •, 2014. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary by mail at 1 Infinite Loop, MS: 301-4GC, Cupertino, California 95014, or by email at shareholderproposal@apple.com.

Requirements for Other Shareholder Proposals to Be Brought Before the 2015 Annual Meeting of Shareholders and Director Nominations. Notice of any proposal that a shareholder intends to present at the 2015 annual meeting of shareholders, but does not intend to have included in the Company’s proxy statement and form of proxy relating to the 2015 annual meeting of shareholders, as well as any director nominations, must be delivered to the Company’s Secretary by mail at 1 Infinite Loop, MS: 301-4GC, Cupertino, California 95014, or by email at shareholderproposal@apple.com, not earlier than the close of business on •, 2014 and not later than the close of business on •, 2014. The notice must be submitted by a shareholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the shareholder intends to present at the 2015 annual meeting of shareholders. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Listed below are the Company’s eight directors. The Board has nominated each of the Company’s directors for re-election at the Annual Meeting. Each director elected at the Annual Meeting will serve a one-year term. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this Proxy Statement. Each of the directors listed below has consented to serving as a nominee, being named in this proxy statement, and to serving if elected.

The Board comprises a diverse group of leaders in their respective fields. Many directors have senior leadership experience at major domestic and multinational companies. In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Many directors also have experience serving as executive officers, or on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends. Other directors have experience as directors or trustees of significant academic, research, nonprofit and philanthropic institutions, and bring unique perspectives to the Board.

The Board and its Nominating and Corporate Governance Committee (the “Nominating Committee”) believe the skills, qualities, attributes and experience of the directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s shareholders. The biographies below describe the skills, qualities, attributes and experience of the nominees that led the Board and the Nominating Committee to determine that it is appropriate to nominate these directors.

Name	Position With the Company	Age as of the Annual Meeting	Director Since
William Campbell	Director	73	1997
Timothy Cook	Director and Chief Executive Officer	53	2011
Millard Drexler	Director	69	1999
Al Gore	Director	65	2003
Robert Iger	Director	63	2011
Andrea Jung	Director	55	2008
Arthur Levinson	Chairman of the Board	63	2000
Ronald Sugar	Director	65	2010

William Campbell has been Chairman of Intuit Inc. (“Intuit”) since August 1998 and was Chief Executive Officer and director of Intuit from 1994 until August 1998. Mr. Campbell has also been a director of GSV Capital Corp. since October 2012, and is Chair of the Board of Trustees of Columbia University and a director of The National Football Foundation & College Hall of Fame, Inc. Among other qualifications, Mr. Campbell brings to the Board executive leadership experience, including his service as a Chairman of a public company, together with extensive financial expertise and technological and industry experience.

Timothy Cook has been the Company’s Chief Executive Officer (the “CEO”) since August 2011 and was previously the Company’s Chief Operating Officer since October 2005. Mr. Cook joined the Company in March 1998 and served as Executive Vice President, Worldwide Sales and Operations from 2002 to 2005. In 2004, his responsibilities were expanded to include the Company’s Macintosh hardware engineering. From 2000 to 2002, Mr. Cook served as Senior Vice President, Worldwide Operations, Sales, Service and Support. From 1998 to 2000, Mr. Cook served as Senior Vice President, Worldwide Operations. Mr. Cook has served as a director of NIKE, Inc. since November 2005, where he has served on the Nominating and Corporate Governance Committee since September 2011 and on the Compensation Committee since November 2005, including as Chair of the

Compensation Committee since September 2011. He is also a director of The National Football Foundation & College Hall of Fame, Inc. Mr. Cook brings to the Board extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service and support.

Millard Drexler has been Chairman and Chief Executive Officer of J.Crew Group, Inc. (“J.Crew”) since January 2003. Previously, Mr. Drexler was President and Chief Executive Officer of The Gap, Inc. (“The Gap”) from 1995 to September 2002, having previously served as President from 1987. Mr. Drexler also was a director of The Gap from November 1983 to October 2002. Mr. Drexler has served on the board of Warby Parker since September 2013 and on the board of Teach for America, Inc. since October 2011. Among other qualifications, Mr. Drexler brings to the Board executive leadership experience, including his service as a chief executive officer of a public company, along with extensive brand marketing experience.

Al Gore has served as Chairman of Generation Investment Management since 2004, and a partner of Kleiner Perkins Caufield & Byers since 2007. Mr. Gore also is Chairman of The Climate Reality Project and previously served as Executive Chairman of Current TV from 2002 to 2013. Mr. Gore was elected to the U.S. House of Representatives four times, to the U.S. Senate two times, and served two terms as Vice President of the United States. Among other qualifications, Mr. Gore brings to the Board executive leadership experience, a valuable and different perspective due to his extensive background in politics, government and environmental rights, along with experience in asset management and venture capital.

Robert Iger has served as Chairman and Chief Executive Officer of The Walt Disney Company (“Disney”) since March 2012, having previously served as President and Chief Executive Officer from October 2005, as President and Chief Operating Officer from January 2000 to October 2005, and as President of Walt Disney International and Chairman of the ABC Group from 1999 to January 2000. Prior to that, from 1974 to 1998, Mr. Iger held a series of positions with increasing responsibility at ABC, Inc. and its predecessor Capital Cities/ABC, Inc. Mr. Iger is a member of the board of directors of the National September 11 Memorial & Museum, the Lincoln Center for the Performing Arts, and the U.S.-China Business Council. Since June 2010, Mr. Iger has also served on the President’s Export Council. Among other qualifications, Mr. Iger brings to the Board executive leadership experience, including his service as a chief executive officer of a public company, along with extensive financial expertise and experience in international exports and brand marketing.

Andrea Jung is a senior advisor to the board of directors of Avon Products, Inc. (“Avon”), having previously served as Executive Chairman from April 2012 to December 2012, and as Chairman of the Board of Directors and Chief Executive Officer of Avon from September 2001 to April 2012. Prior to that, Ms. Jung had served as Chief Executive Officer of Avon since November 1999 and served as a member of the board of directors of Avon since January 1998. Ms. Jung has served as a member of the Supervisory Board of Daimler AG since April 2013 and has also been a director of General Electric Company since 1998, where she serves on the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee and Science and Technology Committee. She also is a member of the New York Presbyterian Hospital Board of Trustees. Among other qualifications, Ms. Jung brings to the Board executive leadership experience, including her service as a chief executive officer of a public multinational company, along with extensive brand marketing and consumer products experience.

Arthur Levinson has been Chairman of Genentech, Inc. (“Genentech”) since September 1999, and a member of the Roche Holding Ltd. board of directors since March 2010. Dr. Levinson previously served as Chief Executive Officer of Genentech from July 1995 to April 2009. Dr. Levinson has also served as a director of F. Hoffman-La Roche Ltd since March 2010, where he serves on the Remuneration Committee, and in September 2013, was named the Chief Executive Officer of Calico LLC, a company focused on health, aging and well-being. Dr. Levinson is also Chairman of the Board of Amyris, Inc., and a director of NGM Biopharmaceuticals, Inc., and the Broad Institute of Harvard and MIT. Dr. Levinson also serves on the Board of Scientific Consultants of the Memorial Sloan-Kettering Cancer Center, on the Industrial Advisory Board of the California Institute for Quantitative Biomedical Research, on the Advisory Council for the Princeton University Department of Molecular Biology, and on the Advisory Council for the Lewis-Sigler Institute for Integrative Genomics. From

May 2009 to September 2013, Dr. Levinson served as an advisor to Genentech’s Research and Early Development center, and as a member of Genentech’s external advisory group, the Scientific Resource Board. Dr. Levinson previously served as a director of Google Inc. from April 2004 until October 2009. Among other qualifications, Dr. Levinson brings to the Board executive leadership experience, including his service as a chairman of a public company, along with extensive financial expertise and brand marketing experience.

Ronald Sugar is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation (“Northrop Grumman”). Dr. Sugar was Chairman of the Board and Chief Executive Officer of Northrop Grumman from 2003 until 2010 and President and Chief Operating Officer from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc. from 2000 until the company was acquired by Northrop Grumman in 2001. He was earlier Chief Financial Officer of TRW Inc. Dr. Sugar has also been a director of Air Lease Corporation since 2010, of Amgen Inc. since July 2010, and of Chevron Corporation since April 2005. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, director of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America. Among other qualifications, Dr. Sugar brings to the Board executive leadership experience as a chairman and chief executive officer of a major public company, financial expertise as a former chief financial officer, understanding of advanced technology, and a global business perspective from his service on other boards.

Role of the Board; Corporate Governance Matters

The Board oversees the Company’s CEO and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the shareholders are being served. The Company’s Corporate Governance Guidelines are available at www.apple.com/investor.

The Board met a total of seven times during 2013. The Board has determined that all Board members, other than Mr. Cook, are independent under applicable rules of the Nasdaq Stock Market (“Nasdaq”) and the SEC.

Board Leadership Structure

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The Board also believes the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverages the Chairman’s experience and perspectives. The Board periodically reviews the leadership structure and may make changes in the future.

Board Committees

The Board has a standing Audit and Finance Committee (the “Audit Committee”), Compensation Committee, and Nominating Committee. The Board has determined that the Chairs and all committee members are independent under applicable Nasdaq and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating Committee
William Campbell	Member	—	Chair
Timothy Cook	—	—	—
Millard Drexler	—	Member	Member
Al Gore	—	Member	Member
Robert Iger	Member	—	—
Andrea Jung	—	Chair	—
Arthur Levinson	Member	—	—
Ronald Sugar	Chair	—	—

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the system of internal controls established by management and the Board, reviewing significant financial transactions, and overseeing enterprise risk management. The Audit Committee met a total of ten times during 2013.

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the CEO, administering the Company’s equity compensation plans, and reviewing the Board’s compensation. The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management or others. For a description of the Compensation Committee’s processes and procedures, including the roles of the Company’s executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee met a total of eight times during 2013.

The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, including implementing the Company’s Corporate Governance Guidelines. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. The Nominating Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating Committee met a total of four times during 2013 and, after the end of the fiscal year, recommended to the full Board each of the current nominees for election to the Board.

The Audit Committee, Compensation Committee and Nominating Committee operate under written charters adopted by the Board. These charters are available at www.apple.com/investor.

During 2013, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

There are no family relationships among the Company’s executive officers and directors.

Board Oversight of Risk Management

The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management. In fulfilling its oversight responsibilities with regard to risks inherent in the Company’s business, including the identification, assessment, management, and monitoring of those risks, and risk management decisions, practices and activities of the Company, the Audit Committee is assisted by a Risk Oversight Committee consisting of key members of management, including the Company’s Chief Financial Officer and General Counsel. The Risk Oversight Committee reports regularly to the Audit Committee, and the Audit Committee makes periodic reports to the Board. See the Audit Committee’s Charter at www.apple.com/investor for more information about its risk oversight function.

In accordance with this responsibility, the Audit Committee monitors the Company’s major financial, operational, privacy, security, business continuity, legal and regulatory, and reputational exposures, and reviews the steps management has taken to monitor and control these exposures. With respect to privacy and data security, the Audit Committee’s oversight includes, among other things, (i) review of regular reports from the Company’s Chief Compliance Officer, Director of Global Privacy, Vice President of Internal Audit and other members of the Risk Oversight Committee, which include updates on the Company’s privacy program and relevant legislative, regulatory and technical developments; and (ii) review of management’s report on the results of the Company’s annual privacy assessment. As with other matters, the Audit Committee regularly discusses these topics with the full Board.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Nominating Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The committee chairs periodically apprise the Board of significant risks and management’s response to those risks. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance, and also are a relatively small percentage of executive officers’ total compensation opportunities. The majority of compensation provided to the executive officers is in the form of long-term equity awards that help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and because awards are staggered and subject to long-term vesting schedules to help ensure that a significant component of executive compensation is tied to long-term stock price performance.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s annual cash and long-term equity awards provide an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and do not encourage short-term risk taking at the expense of long-term results. In general, bonus opportunities for Company employees are capped, and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of the Company’s executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of shareholders.

Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined under applicable SEC rules and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(l) under the Exchange Act.

Code of Ethics

The Company has a code of ethics, “Business Conduct: The way we do business worldwide,” that applies to all employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer, as well as to the Board. The code is available at www.apple.com/investor. The Company intends to disclose any changes in, or waivers from, this code by posting such information on its website or by filing a Form 8-K.

Compensation of Directors

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each director’s annual retainer is in the form of equity. Under the Company’s 1997 Director Stock Plan (the “Director Plan”), members of the Board who are not also Company employees (“Non-Employee Directors”) are granted restricted stock units (“RSUs”) on the date of the annual meeting of shareholders (each, an “Annual RSU Award”). The number of RSUs subject to each Annual RSU Award is determined by dividing $250,000 by the per-share closing price of the Company’s common stock on the date of grant (rounded to the nearest whole share). All Annual RSU Awards to directors will vest on February 1 of the year following the year in which the award is granted, subject to continued service on the Board.

A Non-Employee Director who is newly appointed to the Board other than in connection with an annual meeting of shareholders will generally also receive a grant of RSUs upon appointment (an “Initial RSU Award”), except that a Non-Employee Director who joins the Board after February 1 of a particular year and prior to the annual meeting for that year will not receive an Initial RSU Award. The number of RSUs subject to each Initial RSU Award is determined in the same manner as described above for Annual RSU Awards, but the grant-date value of the award is prorated based on the portion of the year that has passed since the last annual meeting. Initial RSU Awards will vest on the vesting date established for the Annual RSU Awards made at the last annual meeting prior to the date on which the Non-Employee Director joined the Board.

Non-Employee Directors do not have the right to vote or dispose of the RSUs subject to these awards. If the Company pays an ordinary cash dividend on its common stock, each RSU award granted under the Director Plan will be credited with an amount equal to the per-share cash dividend paid by the Company, multiplied by the total number of RSUs subject to the award that are outstanding immediately prior to the record date for such dividend. The amounts that are credited to each award are referred to as “dividend equivalents.” Any dividend equivalents credited to an award granted under the Director Plan will be subject to the same vesting, payment and other terms and conditions as the unvested RSUs to which the dividend equivalents relate. The crediting of dividend equivalents is meant to treat the RSU award holders consistently with shareholders.

Non-Employee Directors receive a $50,000 annual retainer. The Chairman of the Board, Dr. Levinson, receives an additional annual retainer of $200,000; the Chair of the Audit Committee, Dr. Sugar, receives an additional retainer of $25,000; the Chair of the Compensation Committee, Ms. Jung, receives an additional annual retainer of $20,000; and the Chair of the Nominating Committee, Mr. Campbell, receives an additional annual retainer of $15,000. All retainers are paid in quarterly installments. Other than the additional annual retainers paid to the Chair of each committee and the Chairman of the Board, directors do not receive any additional compensation for serving as Chair or member of any committee.

In February 2013, the Company adopted stock ownership guidelines applicable to the Company’s CEO, executive officers and Non-Employee Directors. Under the guidelines, Non-Employee Directors are expected to own shares of Company common stock that have a value equal to five times their annual cash retainer for serving as a director. Shares may be owned directly by the individual, or owned jointly with or separately by the individual’s spouse, or held in trust for the benefit of the individual, the individual’s spouse or children. Each individual is expected to satisfy the stock ownership guideline applicable to them by November 12, 2017, or within five years after first becoming subject to the guidelines. Each of the Company’s directors has satisfied the stock ownership guidelines.

In addition, under the Company’s Board of Directors Equipment Program, each Non-Employee Director is eligible to receive, upon request and free of charge, one of each new product introduced by the Company, and is eligible to purchase additional equipment at a discount.

Director Compensation—2013

The following table shows information regarding the compensation earned or paid during 2013 to Non-Employee Directors who served on the Board during the year. The compensation paid to Mr. Cook is shown under “Executive Compensation” in the table entitled “Summary Compensation Table—2013, 2012, and 2011” and the related explanatory tables. Mr. Cook does not receive any compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
William Campbell	65,000	249,848	823	315,671
Millard Drexler	50,000	249,848	5,969	305,817
Al Gore	50,000	249,848	3,918	303,766
Robert Iger	50,000	249,848	5,341	305,189
Andrea Jung	70,000	249,848	6,444	326,292
Arthur Levinson	250,000	249,848	8,365	508,213
Ronald Sugar	75,000	249,848	1,984	326,832

(1)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to Non-Employee Directors during 2013, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB Topic 718”). The grant date fair value for RSUs is measured based on the closing fair market value of the Company’s common stock on the date of grant. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 1—Summary of Significant Accounting Policies found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Annual Report in Notes to Consolidated Financial Statements.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding RSUs held by each of the Non-Employee Directors as of September 28, 2013.

Director	Number of Shares Subject to Outstanding Options as of 9/28/13	Number of Shares Subject to Outstanding RSUs as of 9/28/13
William Campbell	45,589	562
Millard Drexler	0	562
Al Gore	39,397	562
Robert Iger	0	562
Andrea Jung	21,370	562
Arthur Levinson	75,342	562
Ronald Sugar	0	562

All Non-Employee Directors received an automatic grant of 562 RSUs on February 27, 2013, and the grant date fair value for each grant was $249,848.

(2)	The amounts shown reflect one or more products made available under the Company’s Board of Directors Equipment Program.

Communications with the Board

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at 1 Infinite Loop, MS: 301-4GC, Cupertino, California 95014, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters is available at www.apple.com/investor.

Attendance of Directors at 2013 Annual Meeting of Shareholders

The Company expects all of its directors to attend its annual meetings of shareholders. All of the Company’s directors attended the 2013 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

Mr. Drexler, Mr. Gore, and Ms. Jung were the members of the Compensation Committee during 2013. None of the members of the Compensation Committee is or has been an executive officer of the Company, and no director who served on the Compensation Committee during 2013 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2013.

Executive Officers

The following sets forth information regarding executive officers of the Company. Biographical information pertaining to Mr. Cook, who is both a director and an executive officer of the Company, may be found in the section entitled “Directors.”

Name	Position with the Company	Age as of the Annual Meeting
Eduardo Cue	Senior Vice President, Internet Software and Services	49
Craig Federighi	Senior Vice President, Software Engineering	44
Peter Oppenheimer	Senior Vice President, Chief Financial Officer	51
Daniel Riccio	Senior Vice President, Hardware Engineering	51
Philip Schiller	Senior Vice President, Worldwide Marketing	53
Bruce Sewell	Senior Vice President, General Counsel and Secretary	55
Jeffrey Williams	Senior Vice President, Operations	50

Eduardo Cue, Senior Vice President, Internet Software and Services, joined the Company in January 1989 and assumed his current position in September 2011. Mr. Cue has held various positions with the Company, including Vice President of Internet Services and Senior Director of iTunes Operations. Mr. Cue has also served as a director of Ferrari S.p.A. since November 2012.

Craig Federighi, Senior Vice President, Software Engineering, rejoined the Company in April 2009 and assumed his current position in August 2012. Prior to rejoining the Company, Mr. Federighi held several roles at Ariba, Inc. (“Ariba”) including Chief Technology Officer and Vice President of Internet Services. Prior to Ariba, Mr. Federighi worked at NeXT and at the Company upon the acquisition of NeXT. Mr. Federighi has also served the Company as Vice President, Mac OS Engineering and Director of Engineering.

Peter Oppenheimer, Senior Vice President, Chief Financial Officer, joined the Company in July 1996 and assumed his current position in June 2004. Mr. Oppenheimer also served the Company as Vice President and Corporate Controller and as Senior Director of Finance for the Americas. Prior to joining the Company, Mr. Oppenheimer was Chief Financial Officer of one of the four business units for Automatic Data Processing, Inc. (“ADP”). Prior to joining ADP, Mr. Oppenheimer spent six years in the Information Technology Consulting Practice with Coopers and Lybrand.

Daniel Riccio, Senior Vice President, Hardware Engineering, joined the Company in June 1998 and assumed his current position in August 2012. Mr. Riccio also served the Company as Vice President of Product Design and in 2010 was named Vice President of iPad Hardware Engineering. Prior to joining the Company, Mr. Riccio worked at Compaq Computer Corporation as Senior Manager of Mechanical Engineering.

Philip Schiller, Senior Vice President, Worldwide Marketing, rejoined the Company in April 1997 and assumed his current position in February 2002. Prior to rejoining the Company, Mr. Schiller was Vice President of Product Marketing at Macromedia, Inc. from December 1995 to March 1997 and Director of Product Marketing at FirePower Systems, Inc. from 1993 to December 1995. Prior to that, Mr. Schiller spent six years at the Company in various marketing positions.

Bruce Sewell, Senior Vice President, General Counsel and Secretary, joined the Company and assumed his current position in September 2009. Prior to joining the Company, he served as Senior Vice President, General Counsel of Intel Corporation (“Intel”) from 2005. Mr. Sewell also served as Intel’s Vice President, General Counsel from 2004 to 2005 and Vice President of Legal and Government Affairs, Deputy General Counsel from 2001 to 2004. Prior to joining Intel in 1995, Mr. Sewell was a partner in the law firm of Brown and Bain PC. Mr. Sewell has also served as a director of Vail Resorts Management Company since January 2013.

Jeffrey Williams, Senior Vice President, Operations, joined the Company in June 1998 and assumed his current position in July 2010. Mr. Williams also served the Company as Head of Worldwide Procurement and Vice President of Operations. Prior to joining the Company, Mr. Williams worked in a number of operations and engineering roles at IBM from 1985 to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information as of December 26, 2013 (the “Table Date”), unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by: (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled “Summary Compensation Table—2013, 2012, and 2011” under the section entitled “Executive Compensation”; and (iv) all directors and executive officers as a group. As of the Table Date, 892,551,186 shares of the Company’s common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Apple Inc., 1 Infinite Loop, Cupertino, California 95014.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding
BlackRock, Inc.	49,807,372	(2)	5.58%
William Campbell	48,112	(3)		*
Timothy Cook	87,316	(4)		*
Eduardo Cue	3,120	(5)		*
Millard Drexler	1,533	(6)		*
Al Gore	101,920	(7)		*
Robert Iger	5,616	(8)		*
Andrea Jung	22,980	(9)		*
Arthur Levinson	240,040	(10)		*
Peter Oppenheimer	4,834	(11)		*
Daniel Riccio	12,258	(12)		*
Ronald Sugar	1,718	(13)		*
Jeffrey Williams	317	(14)		*
All current executive officers and directors as a group (15 persons)	567,949	(15)		*

(1)	Represents shares of the Company’s common stock held and options held that were exercisable at the Table Date or within 60 days thereafter. Does not include RSUs that vest more than 60 days after the Table Date. RSUs are awards granted by the Company and payable, subject to vesting requirements, in shares of the Company’s common stock.

(2)	Based on a Schedule 13G filed February 8, 2013 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 40 East 52nd Street, New York, NY 10022.

(3)	Includes 45,589 shares of the Company’s common stock that Mr. Campbell has the right to acquire by exercise of stock options and 562 RSUs vesting on February 1, 2014.

(4)	Represents 87,316 shares of the Company’s common stock held in the name of Mr. Cook’s Trust and excludes 965,000 unvested RSUs held by Mr. Cook.

(5)	Represents 3,120 shares of the Company’s common stock held in the name of Mr. Cue’s Trust and excludes 200,000 unvested RSUs held by Mr. Cue.

(6)	Includes 562 RSUs held by Mr. Drexler vesting on February 1, 2014.

(7)	Includes 39,397 shares of the Company’s common stock that Mr. Gore has the right to acquire by exercise of stock options and 562 RSUs vesting on February 1, 2014.

(8)	Includes 75 shares of the Company’s common stock held by Mr. Iger’s spouse, and 562 RSUs vesting on February 1, 2014.

(9)	Includes 21,370 shares of the Company’s common stock that Ms. Jung has the right to acquire by exercise of stock options and 562 RSUs vesting on February 1, 2014.

(10)	Includes 2,000 shares of the Company’s common stock held by Dr. Levinson’s spouse, 75,342 shares of the Company’s common stock that Dr. Levinson has the right to acquire by exercise of stock options and 562 RSUs vesting on February 1, 2014.

(11)	Excludes 175,000 unvested RSUs held by Mr. Oppenheimer.

(12)	Excludes 63,750 additional unvested RSUs held by Mr. Riccio.

(13)	Includes 562 RSUs held by Dr. Sugar vesting on February 1, 2014.

(14)	Excludes 175,000 unvested RSUs held by Mr. Williams.

(15)	Includes 181,698 shares of the Company’s common stock that executive officers and directors have the right to acquire by exercise of stock options and 3,934 RSUs vesting within 60 days after the Table Date. Excludes 2,006,250 unvested RSUs held by executive officers.

*	Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of the Table Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and any written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2013.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest. A copy of this policy is available at www.apple.com/investor.

The policy provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	The related person’s interest in the transaction;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of business of the Company;

•	Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to the Company of, the transaction;

•	Required public disclosure, if any; and

•

Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve or ratify transactions. A summary of any new transactions pre-approved or ratified by the Chair is provided to the Audit Committee for its review in connection with its next scheduled meeting.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	Employment as an executive officer, if the related compensation is approved (or recommended to the Board for approval) by the Compensation Committee;

•

Any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402 of SEC Regulation S-K;

•

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenue;

•

Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of the charitable organization’s total annual receipts; and

•

Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends.

A summary of new transactions covered by the standing pre-approvals, if any, is provided to the Audit Committee for its review at each regularly scheduled Audit Committee meeting.

Transactions with Related Persons

The Company enters into commercial dealings with Disney, J.Crew, and Avon that it considers arms-length, including sales arrangements and, in the case of Disney, iTunes Store content licensing agreements and similar arrangements. The Company enters into these commercial dealings in the ordinary course of its business. Mr. Iger is Chairman and Chief Executive Officer of Disney. Mr. Drexler is Chairman and Chief Executive Officer of J.Crew. Ms. Jung is a senior advisor to Avon and was, during the fiscal year, Executive Chairman of Avon. The Company does not believe that Mr. Drexler, Mr. Iger, or Ms. Jung has a material direct or indirect interest in any of such commercial dealings.

The Board has determined that all Board members, excluding Mr. Cook, are independent under the applicable Nasdaq and SEC rules. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Company and the companies and organizations with which the directors are affiliated.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee consists of three members: Messrs. Drexler and Gore and Ms. Jung. All members are independent directors under the Nasdaq and SEC compensation committee structure and membership requirements. The Compensation Committee has duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.apple.com/investor.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the Compensation Committee

Millard S. Drexler	Al Gore	Andrea Jung (Chair)

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.

The Company’s named executive officers for 2013 were:

Timothy Cook	Chief Executive Officer
Peter Oppenheimer	Senior Vice President, Chief Financial Officer
Eduardo Cue	Senior Vice President, Internet Software and Services
Daniel Riccio	Senior Vice President, Hardware Engineering
Jeffrey Williams	Senior Vice President, Operations

The compensation for the named executive officers currently consists of three elements—long-term equity awards in the form of RSU awards, annual performance-based cash bonuses, and base salaries—that are designed to reward performance in a simple and straightforward manner. The compensation program has been weighted in recent years toward long-term equity awards granted approximately every two fiscal years, rather than toward cash compensation, in order to maximize retention and ensure that a significant portion of the named executive officers’ compensation is tied to the Company’s long-term stock price performance. The Company is in the process of designing future awards for executive officers, and it is committed to including performance criteria in a portion of the equity awards it grants to executive officers in the future. At Mr. Cook’s request, the Compensation Committee began this initiative in 2013 by amending his August 2011 RSU award to include performance-based vesting conditions.

None of the named executive officers has any type of employment agreement or severance arrangement with the Company. In addition, the Company has no long-term cash compensation program or supplemental retirement plan. The Company does not provide tax reimbursements to the named executive officers, nor does it provide perquisites or change in control benefits to its officers that are not available to employees generally.

The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. In 2013, the Company had $170.9 billion in revenue and $49.0 billion in operating income. The Company’s strong earnings and operational performance helped drive a cash and marketable securities balance of $146.8 billion at the end of 2013.

Highlights of the Company’s 2013 executive compensation program include the following:

•	The Compensation Committee did not grant any equity awards to the named executive officers in 2013.

•

Prior to the 2013 annual meeting of shareholders and continuing throughout the year, the Company engaged in outreach discussions with many of its largest shareholders. Ms. Jung, as Chair of the Compensation Committee, participated in a number of these discussions. In general, the shareholders supported the Company’s compensation practices and supported the Company’s proposal to attach performance criteria to a portion of the Company’s future equity awards to executive officers. At Mr. Cook’s request, the Compensation Committee began this initiative by amending his August 2011 RSU award to include performance-based vesting conditions with no upside opportunity.

•

To further enhance the link between named executive officers’ and shareholders’ interests, the Company implemented stock ownership guidelines for named executive officers to supplement the guidelines that were implemented for Mr. Cook in November 2012.

•

The base salaries for each named executive officer other than Mr. Cook were increased in 2013 following the Company’s announcement of changes to the executive team to encourage even more collaboration between the Company’s hardware, software, and services teams. The salary increases recognized the additional responsibilities assigned to the executive officers, as well as their exceptional individual performance, and were designed to maintain internal pay equity among the executive team. The target and maximum bonus levels for each named executive officer remained the same at 100% and 200%, respectively, of each officer’s base salary. Despite the salary increases and the fact that the Company has the highest revenue, operating income, and market capitalization of any of the primary peer group companies, the target annual cash compensation for the named executive officers is significantly below the median for executives with similar positions at peer companies.

•

The Company exceeded the maximum performance goals for both net sales and operating income set by the Compensation Committee for 2013. Accordingly, each executive officer received the maximum payout of 200% of base salary under the performance-based bonus plan.

EXECUTIVE COMPENSATION DECISION-MAKING PROCESS

Determining Compensation for the Chief Executive Officer

Mr. Cook was promoted to CEO in August 2011. At that time, the Board granted Mr. Cook one million RSUs as a promotion and retention award (“2011 RSU award”). Fifty percent (50%) of Mr. Cook’s 2011 RSU award was scheduled to vest on August 24, 2016 (five years after the award date), and fifty percent (50%) of the award was scheduled to vest on August 24, 2021 (ten years after the award date), subject to Mr. Cook’s continued employment with the Company through the applicable vesting dates.

Move to Performance-Based Equity. The Company is in the process of designing future awards for executive officers, and it is committed to including performance criteria in a portion of the equity awards it grants to executive officers in the future. In the past, these awards have been entirely time-based (i.e., vesting for continued service). In outreach discussions this year with many of the Company’s largest shareholders, shareholders supported this commitment to including performance criteria.

CEO Leadership by Example. Mr. Cook led this initiative by example with the full support of the Board. He asked the Compensation Committee to apply performance criteria to his 2011 RSU award as well as any potential future awards. After careful deliberation, the Compensation Committee approved a modification to Mr. Cook’s 2011 RSU award effective June 21, 2013. The amendment did not change the original grant date fair value of Mr. Cook’s award as originally reported in the Company’s Proxy Statement filed with the SEC on January 9, 2012. Therefore, in accordance with applicable SEC rules, the amendment had no impact on Mr. Cook’s compensation for 2013 as reported in the Summary Compensation Table on page 33. The amendment did, however, further align Mr. Cook’s potential realizable compensation from the award with the Company’s performance by placing more than $123 million of the original grant date fair value of the award at risk based on the Company’s performance.

Under the adopted modification, Mr. Cook will forfeit a portion of the 2011 RSU award, which was previously entirely time-based, if the Company does not achieve certain performance criteria. The modification does not contain an upside opportunity for overachievement of these criteria (i.e., the maximum number of shares payable to Mr. Cook pursuant to the award remains capped at the original number of RSUs subject to the award). Because the modification poses only downside risk, the Compensation Committee determined that a portion of the original grant should vest earlier than originally scheduled.

Performance Criteria and Shareholder Alignment. After careful deliberation and consultation with shareholders and its independent executive compensation consulting firm, Frederic W. Cook & Co., Inc. (“F.W. Cook”), the Compensation Committee concluded that relative “total shareholder return” (“TSR”) would be the metric most relevant to the Company’s shareholders in evaluating the Company’s performance against that of other companies. The use of relative TSR creates inherent alignment with shareholders’ interests, and the measurement process for calculating relative TSR is simple and objective. A company’s TSR for a period of time is based on the change in its stock price during that period, taking into account any dividends paid during that period, which are assumed to be reinvested in the stock. If the ending value is lower than the beginning value, a negative TSR results and vice versa. The change in value from the beginning to the end of the period is divided by the beginning value. That percentage, whether positive or negative, is then compared to the TSR of other companies to calculate relative TSR.

2011 CEO Equity Award Modification. The Compensation Committee modified Mr. Cook’s 2011 RSU award to vest as follows: 100,000 RSUs remain scheduled to vest on August 24, 2016; 100,000 RSUs remain scheduled to vest on August 24, 2021; and the balance of 800,000 RSUs was separated into ten equal tranches of 80,000 RSUs each that vest over the ten-year life of the award. Details are explained below and illustrated in the table.

The Compensation Committee considered what percentage of Mr. Cook’s unvested RSUs to place at risk under the new performance criteria. Because Mr. Cook faces only downside risk from the modification, the Compensation Committee believed that less than 50% of the annual tranches should be placed at risk. Mr. Cook, however, expressed a strong desire to set a leadership example in the area of CEO compensation and governance and requested a larger at-risk percentage. Accordingly, the Compensation Committee placed 50% of the RSUs at risk in each future annual tranche.

The relative TSR criterion is applied to each 80,000 RSU tranche scheduled to vest on each anniversary of the original August 24, 2011 grant date, and compares the Company’s TSR to the TSR of the companies in the S&P 500 using public data derived from Standard and Poor’s. If the Company’s relative TSR is within the top third of that group, the RSUs in the tranche for that year will vest in full. If the Company’s relative TSR is in the middle third, the RSUs in that tranche will be reduced by 25%, and if the Company’s relative TSR is in the bottom third, the RSUs in that tranche will be reduced by 50% (that is, all of the RSUs in that tranche placed at risk based on performance will be forfeited and Mr. Cook will receive the 50% of the RSU tranche that remains subject to only time-based vesting requirements).

In considering the time frame to measure relative TSR, the Compensation Committee determined, after consultation with F.W. Cook and shareholders, to use a three-year period and to ramp up to this three-year period starting with the tranche vesting in 2014. Therefore, the tranche vesting in August 2014 will be measured against a one-year TSR period. The tranche vesting in August 2015 will use a two-year period. The tranches vesting in 2016 and beyond will use a full trailing three-year period.

Because this modification took place in 2013, partway through the vesting period of the original 2011 grant, the Compensation Committee separately considered the treatment of the first two tranches that, if modified earlier, would have vested in August 2012 and August 2013. For the tranche that would have vested in August 2012, the RSUs vested in full on the June 21, 2013 modification date. This would have been the result whether the Compensation Committee had applied a one-, two-, or three-year relative TSR measurement in August 2012. For the tranche that vested in August 2013, the Compensation Committee vested the portion from August 25, 2012 until the June 21, 2013 modification date (65,754 shares) on a time basis and measured the remaining portion of the tranche (14,246 shares) by comparing the TSR of Apple stock from August 25, 2012 through August 24, 2013 to the performance of the companies in S&P 500 over that timeframe. As a result of this comparison, 50% of the remaining portion of the tranche was forfeited. Accordingly, 72,877 shares vested on August 24, 2013.

		Modified Award—RSUs Vesting
		Time-Based Units Scheduled to Vest		Performance Based Units
Vesting / Earnout Date	Original Award-RSUs Vesting			TSR Measurement Period		Apple TSR vs. S&P 500
						Bottom Third	Middle Third	Top Third
				Start	End
6/21/13		80,000		n/a	n/a	0	0	0	(1)
8/24/13		72,877	(2)	8/25/12	8/24/13	0	3,562	7,123	(2)
8/24/14		40,000		8/25/13	8/24/14	0	20,000	40,000
8/24/15		40,000		8/25/13	8/24/15	0	20,000	40,000
8/24/16	500,000	140,000	(3)	8/25/13	8/24/16	0	20,000	40,000
8/24/17		40,000		8/25/14	8/24/17	0	20,000	40,000
8/24/18		40,000		8/25/15	8/24/18	0	20,000	40,000
8/24/19		40,000		8/25/16	8/24/19	0	20,000	40,000
8/24/20		40,000		8/25/17	8/24/20	0	20,000	40,000
8/24/21	500,000	140,000	(4)	8/25/18	8/24/21	0	20,000	40,000

Total	1,000,000	672,877				0	163,562	327,123

(1)	The 2012 tranche vested on June 21, 2013 based on services provided.

(2)	As to the 2013 tranche, 65,754 shares correspond to the period from August 25, 2012 to the June 21, 2013 modification of the award. This portion vested on August 24, 2013 based on services provided. The remaining 14,246 shares of the 2013 tranche (corresponding to the period from June 21, 2013 through August 24, 2013) were also scheduled to vest on August 24, 2013, but 50% of those shares were forfeited based on relative TSR performance from August 25, 2012 through August 24, 2013.

(3)	Includes both the 2015 tranche vesting on August 24, 2016 as well as the additional 100,000 RSUs vesting on that date.

(4)	Includes both the 2020 tranche vesting on August 24, 2021 as well as the additional 100,000 RSUs vesting on that date.

Dividend Equivalents. At his request, Mr. Cook’s RSU awards do not participate in dividend equivalents.

Stock Ownership Guidelines. Under the Company’s stock ownership guidelines, Mr. Cook is expected to own shares of Company common stock that have a value equal to ten times his base salary. This stock ownership requirement is among the highest of any CEO in the Fortune 100. Although Mr. Cook was expected to satisfy the stock ownership guideline within five years of its implementation in 2012, he already satisfies the guideline. As of December 26, 2013, Mr. Cook owned shares of the Company’s common stock with a value equal to approximately 35 times his base salary.

Cash Compensation. Mr. Cook’s base salary of $1,400,000 has remained the same since November 2011. Mr. Cook participates in the same performance-based bonus program as the other named executive officers and has the same target and maximum bonus levels of 100% and 200%, respectively, of his base salary. Despite the fact that the Company has the highest revenue, operating income, and market capitalization of any of the primary peer group companies, Mr. Cook’s target annual cash compensation remains significantly below the median annual cash compensation level for CEOs at peer companies. This positioning relative to peer companies is based on data supplied by F.W. Cook in its review of publicly available data as of September 28, 2013.

Determining Compensation for the Other Named Executive Officers

Team-Based Approach. Each named executive officer is a member of the Company’s executive team. The Company’s executive compensation program is intended to promote and maintain stability within the executive team. Each named executive officer has been an employee of the Company for at least 15 years.

Performance Expectations. The compensation program for the executive team rests on two principles. First, each executive officer must demonstrate exceptional personal performance in order to remain part of the executive team. The Company believes that executives who underperform should either be removed from the executive team with their compensation adjusted accordingly, or be dismissed from the Company. Second, each executive officer must contribute as a member of the executive team to the Company’s overall success rather than focus solely on specific objectives within the officer’s area of responsibility.

Internal Equity. Because the Company’s executive officers operate as a team, the Compensation Committee considers internal pay equity to be an important factor in the Compensation Committee’s decisions on executive compensation. As a result, the compensation awarded to each of Messrs. Oppenheimer, Cue, Riccio, and Williams in 2013 was largely the same.

Discretion and Judgment of the Compensation Committee

The Compensation Committee determines all compensation for the named executive officers. Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, Mr. Cook provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to Mr. Cook’s evaluation of the other named executive officers because of his direct knowledge of each executive officer’s performance and contributions.

The Role of the Compensation Consultant. The Compensation Committee selected and directly retained the services of F.W. Cook, an independent executive compensation consulting firm, as to its compensation decisions for 2013. F.W. Cook did not provide any other services to the Company and worked with the Company’s management only on matters for which the Compensation Committee is responsible. The Compensation Committee assessed the independence of F.W. Cook pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent F.W. Cook from serving as an independent consultant to the Compensation Committee. The Compensation Committee periodically sought input from F.W. Cook on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. F.W. Cook also provided general observations about the Company’s compensation programs, but it did not determine or recommend the amount or form of compensation for the named executive officers. Finally, F.W. Cook provided general observations in connection with the Compensation Committee’s consideration of the proposed Apple Inc. 2014 Employee Stock Plan, but it did not determine or recommend any specific share limits for the plan. The Compensation Committee intends to review the appointment of its independent executive compensation consulting firm annually. As part of the review process, the Compensation Committee will consider the independence of the firm in accordance with applicable SEC and Nasdaq rules.

The Role of Peer Companies and Benchmarking. With the assistance of F.W. Cook, the Compensation Committee identified a group of primary peer companies to use for compensation comparison purposes for 2013. In determining the primary peer group, the Compensation Committee selected U.S.-based, stand-alone, publicly traded companies that, in its view, compete with the Company for talent and are in one of the following industries: communications equipment, computers and peripherals, diversified telecommunications services, internet and catalog retail, internet software and services, media, semiconductors and semiconductor equipment, or software. The threshold revenue and market capitalization requirements for a company to be considered for the peer group remained consistent with 2012 levels at $15 billion and $25 billion, respectively. Applying these criteria, Dell Inc. was removed and CBS Corporation, eBay Inc., and Time Warner Cable Inc. were added to the primary peer group used for compensation comparison purposes. Based on these criteria, the Company is significantly larger than the other companies in the primary peer group, with 2013 revenues of $170.9 billion and market capitalization of $434.1 billion at the end of 2013.

The Committee selected the following primary peer group for 2013:

Amazon.com, Inc.	EMC Corporation	Oracle Corporation
AT&T Inc.	Google Inc.	QUALCOMM Incorporated
CBS Corporation	Hewlett-Packard Company	Time Warner Inc.
Cisco Systems, Inc.	Intel Corporation	Time Warner Cable Inc.
Comcast Corporation	International Business Machines Corporation	Verizon Communications Inc.
DIRECTV	Microsoft Corporation	Viacom Inc.
eBay Inc.	News Corporation*	The Walt Disney Company

*	21st Century Fox was used for peer comparison purposes following News Corporation’s separation into two independent, publicly traded companies.

In 2012, the Compensation Committee established a secondary peer group of general industry “mega-cap” companies to provide a broader perspective on pay levels and practices for companies whose revenues and market capitalization were generally more comparable to the Company than to those in the primary peer group. The thresholds for inclusion in the secondary peer group are $75 billion in revenue and a 12-month average market capitalization of $150 billion. Companies that are already included in the primary peer group are excluded. Using the same criteria, the following secondary peer group for 2013 remained the same as in 2012:

Berkshire Hathaway Inc.	General Electric Company
Chevron Corporation	Procter & Gamble Co.
Exxon Mobil Corporation	Wal-Mart Stores Inc.

Unless otherwise specified, references in this Compensation Discussion and Analysis to peer companies include both the primary and the secondary peer group companies.

The Compensation Committee reviews both compensation and performance at peer companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with the

Company’s performance. The Compensation Committee, however, does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation “at the 75th percentile.” The Compensation Committee further believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers because compensation benchmarking does not take into account the specific performance of the named executive officers or the performance of the Company. Except as otherwise noted, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as the input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant.

Consideration of Say-on-Pay Vote Results. The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s 2013 annual meeting of shareholders, approximately 61% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Prior to the 2013 annual meeting and continuing throughout the year, the Company’s management engaged in outreach discussions with many of its largest shareholders. Ms. Jung, as Chair of the Compensation Committee, participated in a number of these discussions. In general, the shareholders supported the Company’s compensation practices and supported the Company’s proposal to attach performance criteria to a portion of the Company’s future executive equity awards that have been entirely time-based in the past. At Mr. Cook’s request, the Compensation Committee began this initiative by amending his 2011 RSU award to include performance-based vesting conditions (as explained in more detail above). Finally, to further enhance the link between named executive officers’ and shareholders’ interests, the Company implemented stock ownership guidelines for named executive officers (as explained in more detail below) to supplement the guidelines that were implemented for Mr. Cook in November 2012. Mr. Cook already satisfies the guidelines by owning shares of the Company’s stock with a value equal to approximately 35 times his base salary.

The Company believes these actions directly address the concerns of the Company’s shareholders. The Company’s management continues to engage in dialogue with its large shareholders, and the Compensation Committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

ELEMENTS OF THE COMPENSATION PROGRAM AND 2013 COMPENSATION

The Company’s current executive compensation program is simple in design. It consists of three components, listed in order of their importance:

•	Long-term equity awards in the form of RSUs under the Company’s shareholder-approved employee incentive plan (currently, the Company’s 2003 Employee Stock Plan (the “2003 Plan”));

•	Annual performance-based cash bonuses under the 2003 Plan; and

•	Base salaries.

The Company emphasizes long-term equity awards and annual performance-based cash bonuses so that a substantial portion of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise driven by performance.

The named executive officers are also eligible to participate in the Company’s health and welfare programs, Employee Stock Purchase Plan, 401(k) plan, matching gifts program, and other broad-based programs on the same basis as other employees.

The Role of Long-Term Equity Awards

Emphasis on RSUs. The Company has traditionally believed that long-term equity awards in the form of RSUs are the most effective way to attract and retain a talented executive team and align executives’ interests with those of shareholders. Accordingly, the Company’s executive compensation program in recent years has been weighted considerably toward long-term equity awards rather than cash compensation. The Company believes RSUs create incentives for performance and further align executives’ interests with those of shareholders because an RSU’s value increases or decreases in conjunction with the Company’s stock price. As explained in more detail above, the Company is committed to including performance criteria in a portion of the equity awards it grants to executive officers in the future. At Mr. Cook’s request, the Compensation Committee began this initiative in 2013 by amending his 2011 RSU award to include performance-based vesting conditions.

Frequency of Equity Awards and Impact on the Summary Compensation Table. In general, the Company’s recent practice has been to grant equity awards to executives, other than the CEO, approximately every two fiscal years (with limited exceptions for special cases, such as awards to new hires or in connection with promotions). Consistent with this practice, the Company did not grant any equity awards to its executive officers in 2013. In accordance with applicable SEC rules, the table entitled “Summary Compensation Table—2013, 2012, and 2011” includes as compensation for each named executive officer the full grant-date fair value (as determined under generally accepted accounting principles) for all equity awards granted to the named executive officer during each year shown in the table. Accordingly, the compensation shown for each named executive officer will generally be comparatively high for the years in which the Company grants RSU awards to the officers and comparatively low for the years in which the Company does not grant RSU awards.

Long Vesting Periods Maximize Retention and Support Long-Term Focus. The Company believes granting awards with long vesting periods creates a substantial retention incentive and also encourages the named executive officers to focus on the Company’s long-term business objectives and long-term stock price performance. The Compensation Committee has discretion to grant awards with different vesting schedules for new hires or employees who are promoted to the executive team, and in special cases as determined by the Compensation Committee.

Dividend Equivalents. Dividend equivalents accrue on all unvested RSUs, other than RSUs held by Mr. Cook, and are paid out on the vesting of the underlying RSUs. The crediting of dividend equivalents is meant to preserve the equity-based incentives intended by the Company when the awards were granted and to treat employees with RSU awards consistently with shareholders. As noted above, at Mr. Cook’s request, his RSU awards do not participate in dividend equivalents.

The Role of Cash Compensation

Overview. The named executive officers’ cash compensation consists of base salaries and performance-based cash bonuses. In October 2012, the Compensation Committee increased the base salaries of the named executive officers, other than Mr. Cook, as noted below. There were no changes to the performance-based cash bonus program for the executive officers.

Despite the salary increases and the fact that the Company has the highest revenue, operating income, and market capitalization of any of the primary peer group companies, the target annual cash compensation for the named executive officers is significantly below the median for executives with similar positions at peer companies. This positioning relative to peer companies is based on data supplied by F.W. Cook in its review of publicly available data as of September 28, 2013.

Base Salaries. Base salaries are customary and help attract and retain executives. In October 2012, the Company announced changes to the executive team to encourage even more collaboration between the Company’s hardware, software, and services teams. Following this announcement, the Compensation Committee increased the base salary of the executive officers, other than Mr. Cook, from $800,000 to $875,000. This change was intended to recognize the additional responsibilities assigned to the officers, as well as their exceptional individual performance, and to maintain internal equity among the executive team.

Performance-Based Cash Bonuses. The Compensation Committee awards performance-based cash bonuses to compensate the named executive officers for achieving the Company’s annual performance goals. The target and maximum bonus levels for the named executive officers remained the same in 2013 at 100% and 200%, respectively, of each officer’s base salary.

The bonuses represent a relatively small percentage of the executives’ total compensation given the Company’s emphasis on long-term equity awards. In addition, the Company prefers to emphasize long-term shareholder value creation over annual operating results. Accordingly, the bonus program is modestly funded relative to those generally in place at peer companies, as reflected by the following:

•	The target bonus of 100% of base salary is lower than those of peer companies, where median target bonus levels of executives with similar positions range from 143% to 189% of base salary;

•	The maximum bonus of 200% of base salary for exceptional performance is lower than the maximum bonus levels generally provided at peer companies; and

•	The Company has no long-term cash bonus program.

Performance Criteria. The performance criteria used to determine the annual bonuses for the named executive officers were net sales and operating income as determined in accordance with generally accepted accounting principles. These criteria were chosen because they reflect commonly recognized measures of overall company performance and are associated with the creation of value for shareholders.

Performance Goals. Performance goals are set at target and maximum levels based on objectives in the Company’s internal business plan. The target and maximum net sales performance goals for 2013 were set at approximately 22% and 21% higher, respectively, than the target and maximum net sales performance goals approved under the Company’s 2012 bonus program, and at levels that were greater than the Company’s actual net sales for 2012. The target and maximum operating income performance goals for 2013 were each set approximately 16% higher than the target and maximum operating income performance goals approved under the Company’s 2012 bonus program, and at levels that were significantly greater than the Company’s actual 2011 operating income but less than the Company’s actual 2012 operating income.

The Compensation Committee believed that the Company’s operating income for 2012 would be difficult to repeat in 2013, in part, because the Company’s business plan for 2013 included the introduction of new versions of existing products with higher cost structures and flat or reduced pricing, the introduction of iPad mini with gross margin significantly below the Company’s average product margins, and price reductions on certain products, including iPad 2 and iPhone 4. The Committee believed that significant leadership efforts would be required to achieve the 2013 performance goals. The table below shows the target and maximum goals and the Company’s actual performance for 2013.

	2013 (in Millions)
Performance Criteria	Target Goal	Maximum Goal	Actual Performance
Net Sales	$165,250	$170,000	$170,910
Operating Income	$44,939	$47,072	$48,999

Payout Structure. The payout structure is based on an equal weighting of operating income and net sales because each measure is considered equally important in the Company’s internal business plan. The performance-based cash bonuses are defined as a percentage of the executive’s base salary, and payouts are interpolated for achievement of performance between the target and maximum goals. No payout is made relative to a particular performance criterion unless the target performance goal is achieved with respect to that criterion. The payout structure in effect for 2013 is shown in the table below.

	Percentage of Base Salary Payable as Performance-Based Cash Bonus
Performance Criteria	Target Goal	Maximum Goal	2013 Payout Based on Actual Performance
Net Sales	50%	100%	100%
Operating Income	50%	100%	100%

Total Payout			200%

At the end of the year, the Compensation Committee determines the amount of the bonus to be paid to each executive officer by comparing the Company’s financial results to the performance goals. The Committee also considered the Company’s 2013 results relative to peer companies, and it recognized that the Company’s net sales and operating income were significantly higher than any of the primary peer group companies. The Compensation Committee may, in its discretion, reduce (but not increase) the amount of any individual bonus based on its subjective assessment of the officer’s overall performance. In 2013, the Company exceeded the maximum performance goals for both net sales and operating income, and the Compensation Committee determined that no downward adjustments to the bonuses would be made based on individual performance. As a result, the Compensation Committee awarded the named executive officers performance-based cash bonuses equal to 200% of their base salaries.

No Employment Agreements or Other Arrangements

The named executive officers are employed at will. Based on the Company’s philosophy that its executive compensation program should be simple and directly linked to performance, the compensation program for the named executive officers does not include any of the following pay practices:

•	Employment agreements;

•	Severance arrangements;

•	Cash payments in connection with a change in control of the Company;

•	Tax gross-ups;

•	Supplemental executive retirement benefits; or

•	Supplemental health or insurance benefits.

In addition, as explained above, the Company does not provide tax reimbursements to the named executive officers, nor does it provide perquisites or change in control benefits to its officers that are not available to employees generally.

Governance and Other Considerations

Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation the Company can deduct in any one year for compensation paid to the chief executive officer and the three most highly-compensated executive officers employed by the Company at the end of the year (other than the Company’s chief financial officer). However, the $1 million deduction limit generally does not apply to compensation that is performance-based and provided under a shareholder-approved plan. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with the Company’s goal for its executive compensation program even if the award is not deductible by the Company for tax purposes.

The Company’s performance-based cash bonuses are intended to be excluded from the $1 million deduction limit because they are paid based on achievement of pre-determined performance goals established by the Compensation Committee pursuant to the 2003 Plan. In addition, as a result of the modification of Mr. Cook’s 2011 RSU award to add pre-determined performance criteria, the tranches of the award subject to performance criteria with measurement periods that begin after the modification are expected to be excluded from the $1 million deduction limit. However, the Company’s RSU awards with only time-based vesting requirements, and the tranche of Mr. Cook’s 2011 RSU award with a performance measurement period that commenced before the date of the modification, do not qualify for tax deductibility under Section 162(m) to the extent the $1 million limit is exceeded. As discussed above, the Company is committed to including performance criteria in a portion of future equity awards granted to executive officers. The Company will consider tax deductibility under Section 162(m) as it designs future equity awards with performance-based vesting conditions to executive officers.

Clawback of RSU Awards. The named executive officers’ RSU awards are granted under the Company’s standard RSU agreement. This agreement requires an employee to deliver or otherwise repay to the Company any shares or other amount that may be paid in respect of an RSU award in the event the employee commits a felony, engages in a breach of confidentiality, commits an act of theft, embezzlement or fraud, or materially breaches any agreement with the Company.

Prohibition on Hedging and Short Sales. The Company prohibits short sales and transactions in derivatives of Company securities, including hedging transactions, for all directors and officers of the Company.

Stock Ownership Guidelines. Under the Company’s stock ownership guidelines, Mr. Cook is expected to own shares of Company common stock that have a value equal to ten times his base salary. As discussed above, Mr. Cook already satisfies the guideline. Other named executive officers are expected to own shares that have a value equal to three times their base salary. This guideline is expected to be satisfied by the later of February 6, 2018 or within five years after an officer first becomes subject to the guideline.

Risk Considerations. The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. See the section entitled “Board Oversight of Risk Management” above for an additional discussion of risk considerations.

Compensation Decisions for 2014

Performance Conditions on Future Equity Awards. The Company has not yet determined the terms and conditions of any equity awards to be granted to the named executive officers in 2014; however, as noted above, the Company is committed to including performance criteria in a portion of the equity awards it grants to executive officers in the future.

Summary Compensation Table—2013, 2012, and 2011

The following table shows information regarding compensation of each named executive officer for 2013, 2012 and 2011, except in the cases of Mr. Riccio, who was not a named executive officer in 2012 and 2011, and Mr. Williams, who was not a named executive officer in 2011.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards (1)($)(e)	Non-Equity Incentive Plan Compensation (2)($)(f)	All Other Compensation ($)(g)		Total ($)(h)
Timothy Cook Chief Executive Officer	2013	1,400,006	—	—	2,800,000	52,721	(3)	4,252,727
	2012	1,357,718	—	—	2,800,000	17,274		4,174,992
	2011	900,017	—	376,180,000	900,000	16,520		377,996,537

Peter Oppenheimer Senior Vice President, Chief Financial Officer	2013	866,061	—	—	1,750,000	16,791	(4)	2,632,852
	2012	805,400	—	66,169,750	1,600,000	16,412		68,591,562
	2011	700,014	—	—	700,000	16,129		1,416,143

Eduardo Cue Senior Vice President, Internet Software and Services	2013	866,061	—	—	1,750,000	31,044	(5)	2,647,105
	2012	805,400	—	47,975,262	1,600,000	39,753		50,420,415
	2011	607,704	—	51,852,000	444,615	48,656		52,952,975

Daniel Riccio Senior Vice President, Hardware Engineering	2013	866,061	—	—	1,750,000	16,791	(6)	2,632,852

Jeffrey Williams Senior Vice President, Operations	2013	866,061	—	—	1,750,000	16,791	(7)	2,632,852
	2012	805,400	—	66,269,800	1,600,000	16,412		68,691,612

(1)	The grant date fair value for RSUs is measured based on the closing fair market value of the Company’s common stock on the date of grant. For a description of the assumptions and methodologies used to calculate the amounts in the table, see Note 1—Summary of Significant Accounting Policies found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Annual Report in Notes to Consolidated Financial Statements. Pursuant to SEC rules, the amounts reported for Mr. Cook’s 2011 award exclude the impact of estimated forfeitures related to performance-based vesting conditions.

The following table shows the two components of the Stock Award compensation shown in Column (e) above for Peter Oppenheimer, Eduardo Cue and Jeffrey Williams in 2012:

Name	Aggregate Grant Date Fair Value of New RSUs Awarded in 2012 ($)(i)	Accounting Charges due to RSU Modification to Provide Dividend Equivalents (No Additional RSUs Awarded) ($)(ii)	Stock Awards Total ($)
Peter Oppenheimer	59,611,500	6,558,250	66,169,750
Eduardo Cue	39,741,000	8,234,262	47,975,262
Jeffrey Williams	59,611,500	6,658,300	66,269,800

(i) Aggregate Grant Date Fair Value of RSUs Awarded in 2012. In accordance with SEC rules, the amounts shown in Column (e) for 2012 include the aggregate grant date fair value of stock awards during 2012. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. As noted in “Executive Compensation—Compensation Discussion and Analysis” above, the Company’s recent practice has been to grant regular RSU awards to the named executive officers (other than the CEO) every two fiscal years, with limited exceptions for special cases, such as awards to new hires or in connection with promotions. As a result, the compensation reported for each named executive officer will generally be comparatively high for the years in which the Company grants RSU awards to the officers and comparatively low for the years in which the Company does not grant RSU awards.

(ii) Accounting Charges due to RSU Modification to Provide Dividend Equivalents. The amounts shown in Column (e) for Peter Oppenheimer, Eduardo Cue and Jeffrey Williams in 2012 include the incremental fair value, computed in accordance with FASB Topic 718, of the modification of those officers’ RSUs on May 24, 2012 to provide for dividend equivalents. No additional RSUs were awarded as part of that modification.

(2)	As described under “Executive Compensation—Compensation Discussion and Analysis,” the named executive officers’ annual bonuses are based on the performance of the Company and the individual executive relative to pre-determined objectives for the year. The target and maximum amounts for each named executive officer’s 2013 bonus opportunity are shown in the table entitled “Grants of Plan-Based Awards—2013.” The Company exceeded the maximum performance goals for both net sales and operating income set by the Compensation Committee for 2013. Accordingly, each executive officer received the maximum payout of 200% of base salary under the performance-based bonus plan.

(3)	This amount represents: (i) the Company’s contributions to Mr. Cook’s account under its 401(k) plan in the amount of $15,301; (ii) Company-paid term life insurance premiums in the amount of $2,420; and (iii) vacation cash-out in the amount of $35,000.

(4)	This amount represents: (i) the Company’s contributions to Mr. Oppenheimer’s account under its 401(k) plan in the amount of $15,300; and (ii) Company-paid term life insurance premiums in the amount of $1,491.

(5)	This amount represents: (i) the Company’s contributions to Mr. Cue’s account under its 401(k) plan in the amount of $16,091; (ii) Company-paid term life insurance premiums in the amount of $1,491; and (iii) vacation cash-out in the amount of $13,462.

(6)	This amount represents: (i) the Company’s contributions to Mr. Riccio’s account under its 401(k) plan in the amount of $15,300; and (ii) Company-paid term life insurance premiums in the amount of $1,491.

(7)	This amount represents: (i) the Company’s contributions to Mr. Williams’ account under its 401(k) plan in the amount of $15,300; and (ii) Company-paid term life insurance premiums in the amount of $1,491.

Compensation of Named Executive Officers

The table entitled “Summary Compensation Table—2013, 2012, and 2011” above quantifies the value of the different forms of compensation of each named executive officer for services rendered during 2013, 2012, and 2011. The primary elements of each named executive officer’s total compensation shown in the table are base salary, an annual bonus, and long-term equity awards consisting of RSUs. Named executive officers also received the other benefits listed in Column (g) of the table entitled “Summary Compensation Table—2013, 2012, and 2011,” as further described in the footnotes to the table. The Company does not have employment agreements or severance arrangements with any named executive officer.

The table entitled “Summary Compensation Table—2013, 2012, and 2011” should be read in conjunction with the following tables and narrative descriptions. The table entitled “Grants of Plan-Based Awards—2013” and the accompanying description provide information regarding the bonus opportunities awarded to named executive officers in 2013. The tables entitled “Outstanding Equity Awards at 2013 Year-End” and “Option Exercises and Stock Vested—2013” provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

Grants of Plan-Based Awards—2013

The following table shows information regarding the incentive awards granted to the named executive officers for 2013.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Threshold ($)(b)	Target ($)(c)	Maximum ($)(d)
Timothy Cook	0	1,400,000	2,800,000
Peter Oppenheimer	0	875,000	1,750,000
Eduardo Cue	0	875,000	1,750,000
Daniel Riccio	0	875,000	1,750,000
Jeffrey Williams	0	875,000	1,750,000

Description of Plan-Based Awards

Each of the “Non-Equity Incentive Plan Awards” shown in the table entitled “Grants of Plan-Based Awards—2013” was granted under the 2003 Plan, which provides flexibility to grant non-equity incentive awards (i.e., cash bonus opportunities), as well as equity awards. The material terms of the 2013 non-equity incentive awards are described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “The Role of Cash Compensation.”

No new RSU awards were granted to the named executive officers in 2013. The material terms of the Company’s equity incentive awards are described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “The Role of Long Term Equity Awards.” A detailed description of the modification of Mr. Cook’s 2011 RSU award is set forth in the Compensation Discussion and Analysis beginning on page 23 in the section entitled “Determining Compensation for the Chief Executive Officer.”

Outstanding Equity Awards at 2013 Year-End

The following table shows information regarding the outstanding equity awards (consisting of RSU awards) held by each of the named executive officers as of September 28, 2013.

		Stock Awards
Name (a)	Grant Date (b)	Number of Shares or Units of Stock That Have Not Vested (#)(c)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(f)(1)
Timothy Cook	9/21/2010	125,000	(2)	60,343,750	—		—
	8/24/2011	520,000	(3)	251,030,000	320,000	(3)	154,480,000

Peter Oppenheimer	9/21/2010	100,000	(2)	48,275,000	—		—
	11/2/2011	75,000	(4)	36,206,250	—		—

Eduardo Cue	9/26/2009	2,500	(5)	1,206,875	—		—
	10/5/2010	50,000	(2)	24,137,500	—		—
	9/2/2011	50,000	(6)	24,137,500	—		—
	11/2/2011	100,000	(7)	48,275,000	—		—

Daniel Riccio	9/26/2009	3,750	(5)	1,810,313	—		—
	10/5/2010	5,625	(8)	2,715,469	—		—
	10/10/2011	12,500	(9)	6,034,375	—		—
	8/23/2012	75,000	(10)	36,206,250	—		—

Jeffrey Williams	9/26/2009	3,750	(5)	1,810,313	—		—
	9/21/2010	100,000	(2)	48,275,000	—		—
	11/2/2011	75,000	(4)	36,206,250	—		—

(1)	The dollar amounts shown in Columns (d) and (f) are determined by multiplying (x) the number of shares or units shown in Column (c) or (e), as applicable, by (y) $482.75 (the closing price of the Company’s common stock on September 27, 2013, the last trading day of the Company’s fiscal year).

(2)	This RSU award is scheduled to vest in its entirety on September 21, 2014, provided that the officer continues to be employed with the Company through the vesting date.

(3)	This RSU award was modified on June 21, 2013 to add performance criteria, as discussed under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Determining Compensation for the Chief Executive Officer.” Pursuant to the modification, 100,000 RSUs subject to the award are scheduled to vest on each of August 24, 2016 and August 24, 2021, provided that the officer continues to be employed with the Company through the applicable vesting date. The remaining 640,000 RSUs subject to the award are separated into eight equal tranches of 80,000 RSUs that are each scheduled to vest annually commencing August 24, 2014, assuming continued employment through the applicable vesting date and, with respect to a portion of each tranche, satisfaction of applicable performance-based criteria.

(4)	The remaining RSUs subject to this award are scheduled to vest in their entirety on March 21, 2016, provided that the officer continues to be employed with the Company through the vesting date.

(5)	The remaining RSUs subject to this award vested in their entirety on October 15, 2013.

(6)	The remaining RSUs subject to this award are scheduled to vest in their entirety on August 24, 2015, provided that the officer continues to be employed with the Company through the vesting date.

(7)	This RSU award is scheduled to vest 25% on September 21, 2014, and the remaining 75% on September 21, 2016, provided that the officer continues to be employed with the Company through the applicable vesting date.

(8)	One third of the remaining RSUs subject to this award vested on October 15, 2013, one third is scheduled to vest on April 15, 2014, and the final one third on October 15, 2014, provided that the officer continues to be employed with the Company through the vesting date.

(9)	20% of the remaining RSUs subject to this award vested on October 15, 2013, and the rest of the RSUs subject to this award vest 20% in semi-annual installments over the period ending October 15, 2015, provided that the officer continues to be employed with the Company through the vesting date.

(10)	One third of this RSU award is scheduled to vest on each of December 23, 2013, April 23, 2015 and August 23, 2016, provided that the officer continues to be employed with the Company through the vesting date.

Option Exercises and Stock Vested—2013

The following table shows information regarding the vesting during 2013 of stock awards previously granted to the named executive officers. No options were exercised by the named executive officers during 2013.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting(1) ($)(c)
Timothy Cook	152,877	69,592,835
Peter Oppenheimer	75,000	31,837,500
Eduardo Cue	58,750	30,806,813
Daniel Riccio	20,000	11,045,119
Jeffrey Williams	86,250	38,222,325

(1)	The dollar amounts shown in Column (c) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company’s common stock on the vesting date and any dividend equivalents attributable to such shares.

Potential Payments Upon Termination or Change in Control

As noted above, the Company does not have employment agreements or severance arrangements with any of its named executive officers, and the Company does not maintain any other plans or arrangements that provide for any named executive officer to receive cash severance or other cash payments in connection with a termination of such officer’s employment with the Company and/or a change in control of the Company.

RSU awards granted under the 2003 Plan provide for partial accelerated vesting upon the death or disability of the award recipient but do not provide for acceleration in connection with a change in control. The following table lists the named executive officers and the estimated amounts they would have become entitled to under the terms of all outstanding RSU awards granted to them under the 2003 Plan had their employment terminated due to death or disability on September 27, 2013, the last business day of the Company’s fiscal year ended September 28, 2013.

Name	Estimated Total Value of Equity Acceleration upon Death or Disability ($)(1)
Timothy Cook	68,590,086
Peter Oppenheimer	39,497,640
Eduardo Cue	27,794,814
Daniel Riccio	13,073,836
Jeffrey Williams	41,006,233

(1)	The dollar amounts are determined by multiplying the number of shares subject to the partially accelerated RSU awards by $482.75 (the closing price of the Company’s common stock on September 27, 2013).

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information, as of September 28, 2013, concerning shares of the Company’s common stock authorized for issuance under the Company’s equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)(2)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	17,381,432	(3)	140.32	30,333,895	(4)
Equity compensation plans not approved by shareholders	—		—	—

Total equity compensation plans	17,381,432	(5)	140.32	30,333,895

(1)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	The weighted-average remaining contractual term of the Company’s outstanding options as of September 28, 2013 was 1.1 years.

(3)	This number includes 17,165,800 shares subject to outstanding awards granted under the 2003 Plan, of which 3,843,513 shares were subject to outstanding options and 13,322,287 shares were subject to outstanding RSU awards, and 215,632 shares subject to outstanding awards granted under the Director Plan, of which 211,698 shares were subject to outstanding options and 3,934 shares were subject to outstanding RSU awards.

(4)	This number includes 28,326,463 shares available for issuance under the 2003 Plan, 1,831,149 shares reserved for issuance under the Employee Stock Purchase Plan and 176,283 shares available for issuance under the Director Plan. Shares issued in respect of awards other than stock options and stock appreciation rights granted under the 2003 Plan and the Director Plan count against the shares available for grant under the applicable plan as two shares for every share granted.

(5)	This table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies. As of September 28, 2013, an additional 39,197 shares of the Company’s common stock were subject to outstanding stock options assumed in connection with acquisitions of other companies (with a weighted average exercise price of $70.52 per share). Shares issued in respect of these assumed awards do not count against the share limits of the 2003 Plan.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended September 28, 2013. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of four members: Drs. Levinson and Sugar and Messrs. Campbell and Iger. All the members are independent directors under the Nasdaq and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.apple.com/investor.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, reviewing significant financial transactions, and overseeing enterprise risk management. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the Audit Committee’s express approval.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 28, 2013 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“EY”). The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report.

Members of the Audit Committee

Ronald Sugar (Chair)	William Campbell	Robert Iger	Arthur Levinson

OVERVIEW OF PROPOSALS

This Proxy Statement contains 11 proposals requiring shareholder action. Proposal No. 1 requests the election of eight directors to the Board. Proposals No. 2, No. 3, and No. 4 request amendments of the Company’s Articles. Proposal No. 5 requests the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. Proposal No. 6 requests that shareholders vote on a non-binding advisory resolution approving the Company’s executive compensation. Proposal No. 7 requests approval of the Apple Inc. 2014 Employee Stock Plan. Proposals No. 8 through No. 11 are shareholder proposals. Each proposal is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

Election of Directors

The Board has nominated directors Campbell, Cook, Drexler, Gore, Iger, Jung, Levinson, and Sugar to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The Board has nominated each of the Company’s directors for re-election at the Annual Meeting.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s eight nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.

Vote Required

In accordance with the policy of majority voting in uncontested director elections previously adopted by the Board, nominees receiving the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Any nominee for election who does not receive the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum will promptly submit in writing his or her irrevocable offer of resignation to the Secretary of the Company, subject only to the Board’s acceptance of that offer of resignation in accordance with the Board’s policies and procedures.

Recommendation of the Board

The Board recommends that shareholders vote FOR the election of directors Campbell, Cook, Drexler, Gore, Iger, Jung, Levinson, and Sugar.

OVERVIEW OF PROPOSALS NO. 2, NO. 3 AND NO. 4

Amendment of Articles of Incorporation

Proposals No. 2, No. 3 and No. 4 request amendments of the Company’s Articles to (i) facilitate the implementation of majority voting for the election of directors in an uncontested election by eliminating Article VII that relates to the term of directors and the transition from a classified board of directors to the current declassified structure, which occurred in 2000 (Proposal No. 2); (ii) eliminate the Board’s “blank check” authority to issue preferred stock (Proposal No. 3); and (iii) establish a par value for the Company’s common stock of $0.00001 per share (Proposal No. 4).

The Company believes these proposed amendments of the Articles are in the best interests of the Company and its shareholders and therefore proposes that shareholders approve separate proposals for the separate amendments to the Articles.

Each amendment contemplated by Proposals No. 2 through 4 is not conditioned upon the approval of any of the other proposals. If one or more of the proposals is approved by the shareholders, the Company intends to file a certificate of amendment or a certificate of amended and restated articles with the California Secretary of State. The amendment will be effective on the date the certificate is filed with the California Secretary of State.

The description in this Proxy Statement of the proposed amendments of the Articles contemplated by Proposals No. 2 through 4 is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Articles, as amended and restated by the proposed amendment, assuming Proposals No. 2 through 4 are all approved, which is attached to this Proxy Statement as Annex A. For convenience of reference, a copy of the Company’s Articles showing the proposed amendments, with deleted text shown in strikethrough and added text shown as double-underlined, is attached to this Proxy Statement as Annex B.

PROPOSAL NO. 2

Eliminate Article VII, Relating to the Term of Directors and the Transition from a Classified Board of Directors to the Current Declassified Structure

The Company’s shareholders are being asked to approve the deletion of Article VII of the Articles in its entirety.

In connection with a shareholder proposal made at the 2012 annual meeting of shareholders, the Company informed its shareholders that the Board had adopted a policy providing for majority voting for the election of directors in uncontested elections and that the Company would take steps to implement majority voting in its Articles and bylaws.

The implementation of majority voting requires shareholder approval of the deletion of Article VII, because Article VII is inconsistent with the provisions of California law relating to majority voting in an uncontested election of directors. Article VII currently includes the following provision relating to the term of directors:

“Commencing at the annual meeting of shareholders to be held in fiscal year 2000, each director shall be elected to serve until the annual meeting of shareholders held in the following fiscal year or until his or her successor shall have been duly elected and qualified.”

This provision is contrary to the majority voting standard set forth in California law, the state where the Company is incorporated. Section 708.5 of the California Corporations Code provides that if an incumbent director fails to be elected by approval of the shareholders in an uncontested election of a corporation that has adopted majority voting, then the term of the incumbent director shall end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to the California Corporations Code and the date on which the board of directors selects a person to fill the office held by that director.

Article VII also contains language relating to the Company’s transition from a classified board of directors to the current declassified structure, which occurred in 2000. This language currently reads:

“Through and until immediately prior to the annual meeting of shareholders to be held in fiscal year 2000, the directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible, and each director shall serve for a term running until the second annual meeting of shareholders succeeding his or her election and until his or her successor shall have been duly elected and qualified; provided, however, that the terms of all directors shall expire at the annual meeting of shareholders to be held in fiscal year 2000.”

The Company previously had a classified board of directors in which the directors were divided into two classes and only one class of directors was voted on at each annual meeting, with each director’s term running until the second annual meeting of shareholders succeeding his or her election and until his or her successor was duly elected and qualified. At the 2000 annual meeting of shareholders, the Company transitioned from its prior classified board of directors structure to the current declassified board of directors structure.

These transition provisions of Article VII are no longer necessary because the transition to a declassified board structure was completed at the 2000 annual meeting of shareholders, and eliminating these provisions will not change the Board’s current declassified structure. In addition, eliminating these provisions will avoid any confusion about the term of directors and the application of California Corporations Code Section 708.5 to the Company.

If Proposal No. 2 is approved, the Board will separately amend the Company’s bylaws at the meeting of the Board immediately following the Annual Meeting to adopt the majority voting standard set forth in California Corporations Code Section 708.5, and that standard will apply to future uncontested elections of directors.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the Company’s outstanding shares.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3

Eliminate the “Blank Check” Authority of the Board of Directors to Issue Preferred Stock

The Company’s shareholders are being asked to approve an amendment of the Articles that would eliminate the Board’s “blank check” authority to issue preferred stock by deleting Article IV in its entirety and amending Article III to read as follows:

“This corporation is authorized to issue one class of shares designated “Common Stock”. The number of shares of Common Stock that this corporation is authorized to issue is 1,800,000,000.”

This proposal would also eliminate Article VIII, which provides for a Certificate of Determination of preferences with respect to Series A Non-Voting Convertible Preferred Stock. The Company has not issued shares of preferred stock since 1997, when it issued 150,000 shares of Series A Non-Voting Convertible Preferred Stock. Those shares were redeemed in full shortly thereafter. Thus, it is no longer necessary for the Articles to include a certificate of determination of preferences for the Series A Non-Voting Convertible Preferred Stock.

Article IV currently permits the Board to issue shares of preferred stock having voting, conversion and other rights to be determined by the Board in its sole discretion. This is referred to as “blank check” preferred stock because it does not require shareholder approval. When a board of directors retains the “blank check” authority to issue preferred stock, such a provision is typically viewed as an anti-takeover defense that a board of directors can use to frustrate a merger or acquisition transaction that could be viewed favorably by shareholders. Given the potential that the “blank check” authority to issue preferred stock could be misused as a takeover defense, the Board believes it is in the best interests of the Company and its shareholders to eliminate this “blank check” authority by deleting Article IV and revising Article III to reflect the deletion of Article IV.

This amendment does not preclude the Board from issuing preferred stock in the future. However, if the proposed amendment of the Articles is approved, any future issuances of preferred stock would require shareholder approval. The Board does not intend to issue preferred stock in the future absent shareholder approval.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the Company’s outstanding shares.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4

Establish a Par Value for the Company’s Common Stock of $0.00001 Per Share

The Company’s shareholders are being asked to approve an amendment of the Articles that would establish a par value for the Company’s common stock of $0.00001 per share. Currently, the Company’s common stock has no par value. Article III of the Articles would be amended to establish a par value for the common stock of $0.00001 per share. If Proposal No. 4 is approved (and Proposal No. 3 is not approved), Article III would read in its entirety:

“This corporation is authorized to issue two classes of shares designated respectively “Common Stock”, par value $0.00001 per share, and “Preferred Stock”. The number of shares of Common Stock which this corporation is authorized to issue is 1,800,000,000. The number of shares of Preferred Stock which this corporation is authorized to issue is 5,000,000.”

The Company anticipates that establishing a par value of $0.00001 per share will reduce corporate expenses and thus benefit shareholders. Under California law, which is the state in which the Company is incorporated, a corporation may have par or no par value stock. However, some other states impose qualification or licensing fees on foreign corporations to transact business in such states based on the authorized capital stock of a corporation. In certain states, the rates at which qualification or licensing fees are assessed differ, depending upon whether the shares of the corporation are with or without par value, with nominal par value shares in some cases being assessed at a lower rate than no par value shares. The Company believes that adopting a nominal par value for its shares will, in some cases, result in the Company being assessed qualification or licensing fees on a similar basis as other companies that also have a nominal par value for their shares.

Establishing a par value for the Company’s common stock will have no effect on any of the rights and privileges now possessed by holders of common stock. The Company does not expect that establishing a par value for the Company’s common stock will have any material accounting impact.

As discussed above, each of Proposals No. 2 through Proposal No. 4 is not conditioned upon the approval of any other proposals. However, if shareholders approve each of Proposals No. 3 and No. 4, such shareholder approval would cause Article III to read in its entirety:

This corporation is authorized to issue one class of shares designated “Common Stock” par value $0.00001 per share. The number of shares of Common Stock that this corporation is authorized to issue is 1,800,000,000.

Vote Required

Approval of Proposal No. 4 requires the affirmative vote of a majority of the Company’s outstanding shares.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 4.

PROPOSAL NO. 5

Ratification of Appointment of Independent Registered Public Accounting Firm

In November 2013, the Audit Committee completed the process it undertook in accordance with its previously announced policy to review the appointment of the Company’s independent registered public accounting firm every five years. As a result of this process and following careful deliberation, the Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2014. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since its appointment in February 2009.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees Paid to Auditors

The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended September 28, 2013 and September 29, 2012.

	Ernst & Young LLP
	2013 ($)	2012 ($)
Audit Fees(1)	8,417,200	7,080,500
Audit-Related Fees(2)	462,800	378,800
Tax Fees(3)	495,600	225,300
All Other Fees	—	—

Total	9,375,600	7,684,600

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-related fees comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the Company’s financial statements.

(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the Audit Committee’s express approval. In accordance with this policy, the Audit Committee pre-approved all services to be performed by the Company’s independent registered public accounting firm.

Vote Required

Approval of Proposal No. 5 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 5.

PROPOSAL NO. 6

Advisory Vote to Approve Executive Compensation

The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) (a “say-on-pay proposal”). The Company believes it is appropriate to seek and take into account the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. The Company believes its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders.

At the Company’s 2013 annual meeting of shareholders, approximately 61% of the votes cast supported the say-on-pay proposal. Prior to the 2013 annual meeting and continuing throughout the year, the Company engaged in outreach discussions with many of its largest shareholders. Ms. Jung, as Chair of the Compensation Committee, participated in a number of these discussions. In general, the shareholders supported the Company’s compensation practices and supported the Company’s proposal to attach performance criteria to a portion of the Company’s future equity awards to executive officers. Accordingly, the Company is committed to including performance criteria in a portion of the equity awards it grants to executive officers in the future. At Mr. Cook’s request, the Compensation Committee began this initiative in 2013 by amending his 2011 RSU award to include performance-based vesting conditions with no upside opportunity. The amendment placed more than $123 million of the original grant date fair value of the award at risk based on the Company’s performance (as explained in more detail in the Compensation Discussion and Analysis). The Company’s management continues to engage in an ongoing dialogue with shareholders.

The Compensation Discussion and Analysis, beginning on page 22 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2013 in more detail. Highlights of the Company’s executive compensation program include the following:

•	The Compensation Committee did not grant any equity awards to the named executive officers in 2013.

•

As discussed above, the Compensation Committee amended Mr. Cook’s 2011 RSU award to include performance-based vesting conditions with no upside opportunity. The Company is also committed to including performance criteria in a portion of the equity awards it grants to executive officers in the future.

•	The base salaries for each named executive officer other than Mr. Cook were increased in 2013 following the Company’s announcement of changes to the executive team to encourage even more collaboration among the Company’s hardware, software, and services teams. The salary increases recognized the additional responsibilities assigned to the officers, as well as their exceptional individual performance, and were designed to maintain internal pay equity among the executive team.

•

The target and maximum bonus levels for each named executive officer remained the same at 100% and 200%, respectively, of each officer’s base salary. The Company exceeded the maximum performance goals for both net sales and operating income set by the Compensation Committee for 2013. Accordingly, each executive officer received the maximum payout of 200% of base salary under the performance-based bonus plan.

•

Despite the salary increases and the fact that the Company has the highest revenue, operating income, and market capitalization of any of the primary peer group companies, the target annual cash compensation for the named executive officers is significantly below the median for executives with similar positions at peer companies.

•

The Company has implemented stock ownership guidelines for Mr. Cook and the other named executive officers. Mr. Cook already satisfies the guidelines by owning shares of the Company’s stock equal to approximately 35 times his base salary.

•	At his request, Mr. Cook’s RSU awards do not participate in dividend equivalents.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board will request the shareholders vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

As an advisory vote, this proposal is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2015 annual meeting of shareholders.

Vote Required

Approval of Proposal No. 6 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 6.

PROPOSAL NO. 7

Approval of Apple Inc. 2014 Employee Stock Plan

At the Annual Meeting, shareholders will be asked to approve the Apple Inc. 2014 Employee Stock Plan (the “2014 Plan”), which was adopted, subject to shareholder approval, by the Board on November 19, 2013.

The Company currently maintains the 2003 Plan. As of November 11, 2013, a total of 20.615 million shares of the Company’s common stock were then subject to outstanding awards granted under the 2003 Plan, and an additional 16.608 million shares were then available for new award grants under the 2003 Plan.

If shareholders approve the 2014 Plan, no new awards will be granted under the 2003 Plan after the Annual Meeting. The number of shares that will initially be made available for award grants under the 2014 Plan will equal the number of shares that are available for award grants under the 2003 Plan on the date of the Annual Meeting plus an additional 55 million new shares. In addition, if shareholders approve the 2014 Plan, any shares subject to outstanding awards under the 2003 Plan that expire, are cancelled or otherwise terminate, or are withheld to satisfy tax withholding obligations with respect to restricted stock units, at any time after the Annual Meeting will also be available for award grant purposes under the 2014 Plan. Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption or substitution of awards in connection with an acquisition of another company will not count toward these limits, unless determined otherwise by the Company.

If shareholders do not approve the 2014 Plan, the Company will continue to have the authority to grant awards under the 2003 Plan. If shareholders approve the 2014 Plan, the termination of the Company’s grant authority under the 2003 Plan will not affect awards then outstanding under that plan.

Discussion of the Aggregate Share Limit

During the past decade, the Company’s investments in innovative design and engineering have resulted in the significant expansion of its product portfolio. The Company has also expanded its distribution capabilities by opening more than 400 of its own retail stores and substantially increasing third-party resale locations. The Company’s successful execution of its strategies has led to dramatic revenue and earnings growth. For example, in the five-year period from 2008 through 2013, the Company’s annual revenue grew from $32.5 billion to $170.9 billion, while its earnings grew from $4.8 billion to $37 billion. The Company’s success has also resulted in a significant increase in shareholder value. Between the Company’s last request for an increase in shares under the 2003 Plan on February 25, 2010 and September 28, 2013, the Company added more than $250 billion in market capitalization, an increase of approximately 237%. This compares to an increase of 53% in the S&P 500 index over the same period.

The Board believes the Company’s success is due to its highly talented employees and that future success depends on its ability to attract and retain high-caliber employees. The Company’s primary center for innovation is in the Silicon Valley, where it must compete with many successful and high profile companies for a limited pool of talented people. The Company’s ability to grant equity awards is a necessary and powerful recruiting and retention tool. Equity awards also enhance the link between shareholder and award holder interests.

The Compensation Committee, which administers the 2003 Plan and will administer the 2014 Plan, if approved, recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the Company’s long-term success. The 2003 Plan is currently the Company’s only employee equity plan under which awards may be granted other than its Employee Stock Purchase Plan. The current number of shares remaining available for grant under the 2003 Plan is expected to last until approximately the end of 2014, based on the recent historical rate of award grants under the 2003 Plan noted under “Specific Benefits” below, and taking into account the 2:1 premium share counting rule, discussed below, for certain equity awards.

The Compensation Committee anticipates that the additional shares requested, together with the shares remaining available for new award grants under the 2003 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards, will provide the Company with flexibility to continue to grant equity awards through approximately the end of 2017 (subject to adjustment based on the factors noted under “Specific Benefits” below and taking into account the 2:1 premium share counting rule, discussed below, for certain equity awards), accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions.

To protect shareholder interests from the potential dilutive impact of equity awards, the Company actively manages its program to use its equity plan resources as effectively as possible. Equity awards are generally limited to (1) those positions deemed critical to the Company’s future success, (2) individuals whose personal performance makes them highly valuable to the Company, and (3) essential new hires. As a result, equity awards are generally granted to senior level individual contributors and management across all Company functions. For more information regarding the potential dilutive impact of the Company’s equity awards and the 2014 Plan, please see the discussion under “Specific Benefits” below.

It should also be noted that the Board authorized a share repurchase program in 2012. One goal of the program was to neutralize the impact of dilution from future employee equity grants and employee stock purchase programs. The program initially provided for the repurchase of up to $10 billion of the Company’s common stock that was expected to be executed over a three-year period beginning in 2013. The repurchase program was subsequently significantly increased to $60 billion. Through the end of 2013, the Company had already used $23 billion of the $60 billion for the repurchase of its common stock, which substantially offsets the dilutive impact of the shares proposed to be available for award grants under the 2014 Plan.

In order to further protect shareholder interests from the potential dilutive impact of equity awards, the Company intends to limit its average annual unadjusted burn rate through 2017 to approximately 1.50% of shares outstanding. For this purpose, the “unadjusted burn rate” for any one particular fiscal year means the total number of shares of the Company’s common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company’s weighted average total number of shares of common stock issued and outstanding during that particular fiscal year. The burn rate is “unadjusted” because it is determined before giving effect to the 2:1 premium share counting rule, discussed below, for certain equity awards. Please see “Specific Benefits” below for more information regarding the Company’s equity awards and unadjusted burn rates over the last three fiscal years and to-date in 2014 (as of November 11, 2013). While this burn rate provision is included to help address shareholder considerations regarding dilution, the 1.50% number was set higher than the Company’s unadjusted burn rate for any of the Company’s past three fiscal years to provide some flexibility for the Company and recognize that additional share repurchases by the Company will, as a result of decreasing the number of shares of the Company’s common stock that are then issued and outstanding, cause the Company’s unadjusted burn rate to increase.

The Board approved the request for additional share authority under the 2014 Plan based in part on a belief that the number of shares currently available under the 2003 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives beyond 2014. The Company also believes that adoption of the 2014 Plan is critical to attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. The Board believes that the proposed 2014 Plan share limit reflects an appropriate balance between providing the Company with the flexibility to continue its equity award program over a multi-year period and shareholder dilution considerations.

Description of the 2014 Plan

The following is a summary of the principal features of the 2014 Plan. This summary does not purport to be a complete description of all of the provisions of the 2014 Plan. It is qualified in its entirety by reference to the full text of the 2014 Plan. A copy of the 2014 Plan is attached to this Proxy Statement as Annex C. The 2014

Plan is available on the SEC’s website at www.sec.gov and any shareholder who desires to obtain a copy of the 2014 Plan may do so by written request to the Company’s Secretary at 1 Infinite Loop, MS: 301-4GC, Cupertino, California 95014.

Share Reserve

Maximum Share Reserve. The maximum number of shares that may be issued or transferred pursuant to awards under the 2014 Plan will equal:

•	55 million shares, plus

•

the number of shares available for new award grants under the 2003 Plan on the date of the Annual Meeting (determined before giving effect to the termination of the authority to grant new awards under the 2003 Plan), plus

•

the number of any shares subject to stock options granted under the 2003 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus

•

the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2003 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested or that are exchanged or withheld by the Company or one of its subsidiaries after that date to satisfy the tax withholding obligations related to the award (after giving effect to the 2:1 premium share counting ratio described below).

The maximum number of shares that may be issued or transferred pursuant to awards under the 2014 Plan as a result of applying the share limit formula described above will not exceed 109,477,000 shares, which is the sum of (i) the 55 million shares referred to above, plus (ii) the 16,608,000 shares available for new award grants under the 2003 Plan on November 11, 2013, plus (iii) the 3,361,000 shares subject to stock options previously granted and outstanding under the 2003 Plan as of November 11, 2013, plus (iv) two (2) times (the premium share counting ratio described below) the 17,254,000 shares subject to restricted stock and restricted stock units previously granted and outstanding under the 2003 Plan as of November 11, 2013).

2:1 Premium Share Counting Rule. Shares issued with respect to awards granted under the 2014 Plan other than stock options or stock appreciation rights are counted against the 2014 Plan’s aggregate share limit as two shares for every one share actually issued in connection with the award. For example, if 100 shares are issued with respect to a restricted stock unit award granted under the 2014 Plan, 200 shares will be counted against the 2014 Plan’s aggregate share limit in connection with that award.

Other Share Counting Rules. The following are other rules for counting shares against the applicable share limits of the 2014 Plan:

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2014 Plan.

•

To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock option relates to 1,000 shares and is exercised at a time when the payment due to the participant is 150 shares, then 1,000 shares shall be charged against the applicable share limits with respect to such exercise.

•

Except as otherwise provided below, shares that are subject to awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2014 Plan will again be available for subsequent awards under the 2014 Plan. Any such shares subject to awards other than stock options and stock appreciation rights will become available taking into account the 2:1 premium share counting rule, discussed above, for these types of awards. For example, if a 100 share restricted stock unit award is made under the 2014 Plan, the award would count as 200 shares against the 2014 Plan’s share limit after giving effect to the 2:1 premium share counting rule. If the award is later forfeited before it vests, the 200 shares that were originally counted against the 2014 Plan’s share limit would again be available for subsequent awards under the 2014 Plan.

•

Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award other than an option or stock appreciation right, as well as any shares exchanged by a participant or withheld to satisfy the tax withholding obligations related to any award other than an option or stock appreciation right, will be available for subsequent awards under the 2014 Plan. Any such shares will become available taking into account the 2:1 premium share counting rule, discussed above, for these types of awards. For example, if a 100 share restricted stock unit award is made under the 2014 Plan, the award would count as 200 shares against the 2014 Plan’s share limit after giving effect to the 2:1 premium share counting rule. If the Company delivers 60 shares to the participant and withholds 40 shares to cover tax withholding obligations, 80 shares (the 40 that were withheld multiplied by two to give effect to the 2:1 premium share counting rule) would again be available for subsequent awards under the 2014 Plan.

•

Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an option or stock appreciation right granted under the 2014 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any option or stock appreciation right, will not be available for subsequent awards under the 2014 Plan.

•

The Company may not increase the applicable share limits of the 2014 Plan by repurchasing shares of the Company’s common stock on the market (by using cash received through the exercise of stock options or otherwise).

•

Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2014 Plan unless determined otherwise by the Company, and such awards may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the 2014 Plan.

Reduction of Maximum Individual Limits. The 2003 Plan currently limits the number of options and stock appreciation rights that may be granted to any individual during a fiscal year to 15,000,000 shares, and it limits the number of stock grants and restricted stock units that may be granted to any individual during a fiscal year to 5,000,000 shares (counting the shares on a 1-for-1 basis for this purpose). The Company is reducing these annual limits to 1,000,000 shares in the 2014 Plan (counting the shares for stock grants and restricted stock units on a 1-for-1 basis for this purpose). The Company does not anticipate granting any individual awards at this reduced level. The maximum has been set higher than the Company’s usual grant levels in order to provide flexibility.

Administration

The Compensation Committee will administer the 2014 Plan with respect to persons who are subject to Section 16 of the Exchange Act and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee or a separate committee of two or more directors of the Company appointed by the Board will administer the 2014 Plan with respect to all other persons and awards.

Eligibility, Limitations and Types of Awards Under the 2014 Plan

The 2014 Plan permits the granting by the plan administrator of stock options, stock appreciation rights, stock grants and restricted stock units, as well as cash bonus awards. Stock appreciation rights may be awarded in combination with stock options or stock grants, and such awards shall provide that the stock appreciation rights will not be exercisable unless the related stock options or stock grants are forfeited.

Employees (including executive officers and directors who are also the Company’s employees) and consultants of the Company, and any parent or subsidiary of the Company are eligible to participate in the 2014 Plan. Non-employee directors are not eligible to participate. On September 28, 2013, the Company had approximately 80,300 full-time equivalent employees (including executive officers) who would have been eligible to participate in the 2014 Plan if it had been in effect as of that date; however, as noted above, the Company expects that it will only make award grants under the 2014 Plan to senior-level individual contributors and management. The Company currently does not make equity awards to consultants.

Stock Options

The plan administrator may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the 2014 Plan. The plan administrator will determine the vesting schedule and number of shares covered by each stock option granted to a participant. The plan administrator may grant stock options with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price is determined at grant by the plan administrator and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to shareholders who own more than 10% of the total outstanding shares of the Company, its parent or any of its subsidiaries). Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by cashless exercise or by any other form of payment approved by the Compensation Committee. The term of a stock option shall not exceed seven years from the date of grant. Dividend equivalent rights may not be granted on stock options awarded under the 2014 Plan.

Stock Grants

The plan administrator may award stock, subject to vesting conditions, under the 2014 Plan. Participants may be required to pay cash or other legal consideration to the Company at the time of a stock grant, but the 2014 Plan does not establish a minimum purchase price for shares awarded as stock grants. The plan administrator may award stock grants with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. When the stock grant award conditions are satisfied, then the participant will be vested in the shares and will have complete ownership of the shares. Dividends paid on unvested stock grants subject to performance-based vesting requirements will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting condition is not satisfied.

Restricted Stock Units

The plan administrator may award restricted stock units under the 2014 Plan. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit. The plan administrator may grant restricted stock units with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The plan administrator may provide for dividend equivalents on restricted stock units awarded under the 2014 Plan based on the amount of dividends paid on outstanding shares of the Company’s common stock; provided that, as to any dividend equivalent rights granted in connection with an award of restricted stock units subject to performance-based vesting requirements, such dividend equivalents will be subject to the same performance-based vesting requirements as the restricted stock units to which they relate. When the participant satisfies the conditions of the restricted stock unit award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant.

Stock Appreciation Rights

The plan administrator may grant stock appreciation rights under the 2014 Plan. The vesting schedule and number of shares covered by each stock appreciation right granted to a participant will be determined by the plan administrator. The plan administrator may grant stock appreciation rights with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The exercise price of a stock appreciation right will be established by the plan administrator and may not be less than 100% of the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares, or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant. The term of a stock appreciation right shall not exceed seven years from the date of grant. Dividend equivalent rights may not be granted on stock appreciation rights awarded under the 2014 Plan.

Performance-Based Awards

Awards under the 2014 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation” thereunder. Performance-based awards that are payable in cash may also be granted under the 2014 Plan, provided that the maximum amount of compensation that may be paid to any one participant in any calendar year in respect of performance-based awards payable only in cash (exclusive of cash-settled restricted stock unit awards and cash-settled stock appreciation rights, which are subject to the applicable individual limits on these awards set forth above) is $10,000,000. The Company currently does not anticipate any individual awards at this level; it has been set higher than the Company’s usual maximum bonus levels in order to provide flexibility. Performance conditions under the 2014 Plan shall utilize one or more objective measurable performance goals as determined by the plan administrator based upon one or more factors, including: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) total shareholder return; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) manufacturing, production or inventory; (xxv) mergers and acquisitions or divestitures; (xxvi) individual performance objective(s); and/or (xxvii) stock price. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and/or (e) on a pre-tax or after tax basis. Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be granted under the 2014 Plan and determined without regard to performance goals and may involve the plan administrator’s discretion.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, and except for any repricing that may be approved by shareholders) will the plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Transferability of Awards

Except as described below, awards under the 2014 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The plan administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).

Corporate Transactions

Generally, and subject to limited exceptions set forth in the 2014 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2014 Plan will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2014 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Amendment and Termination

The Board may amend the 2014 Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent required by applicable laws, regulations or rules. The Board may terminate the 2014 Plan at any time and for any reason. Unless terminated earlier by the Board, the 2014 Plan will terminate on November 19, 2023, subject to any extension that may be approved by the Board and the shareholders prior to or on such date. The termination or amendment of the 2014 Plan may not adversely affect any award previously made under the 2014 Plan.

Recoupment Policy

Awards granted under the 2014 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2014 Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2014 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For awards of stock grants, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The stock grants will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

A participant is not deemed to receive any taxable income at the time an award of restricted stock units is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to certain of the Company’s other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year).

Specific Benefits

The Company has not approved any awards that are conditioned on shareholder approval of the 2014 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2014 Plan because the Company’s equity award grants are discretionary in nature. If the proposed 2014 Plan had been in effect in 2013, the Company expects that its award grants for 2013 would not have been different from those actually made in that year under the 2003 Plan. No stock-based awards were granted to the named executive officers during 2013. For information regarding past award grants under the 2003 Plan, see the “Aggregate Past Grants Under the 2003 Plan” table below.

The following paragraphs include additional information to help assess the potential dilutive impact of the Company’s equity awards and the 2014 Plan.

The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock unit awards granted under the 2003 Plan, that were subject to outstanding stock options granted under the 2003 Plan, and that were then available for new award grants under the 2003 Plan as of September 28, 2013 and as of November 11, 2013.

	As of September 28, 2013 (in thousands)	As of November 11, 2013 (in thousands)
Shares subject to outstanding restricted stock unit awards	13,322	17,254
Shares subject to outstanding stock options	3,844	3,361
Shares available for new award grants	28,326	16,608

In this 2014 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards and before applying the 2:1 premium share counting rules of the 2003 Plan and the Director Plan.

As of September 28, 2013, a total of 17.421 million shares of the Company’s common stock were subject to all outstanding awards granted under the 2003 Plan and the Director Plan, as well as outstanding awards assumed by the Company in connection with acquisitions. Of the 17.421 million shares, 13.326 million shares were then subject to outstanding restricted stock unit awards and 4.095 million shares were then subject to outstanding stock options. These numbers exclude shares that employees may purchase under the Employee Stock Purchase Plan.

As of November 11, 2013, a total of 20.873 million shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2003 Plan and the Director Plan, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the Employee Stock Purchase Plan), of which 17.265 million shares were then subject to outstanding restricted stock unit awards and 3.608 million shares were then subject to outstanding stock options.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years (reflected in thousands) is 924,258 shares issued and outstanding in 2011; 934,818 shares issued and outstanding in 2012; and 925,331 shares issued and outstanding in 2013. The number of shares of the Company’s common stock issued and outstanding as of September 28, 2013 and November 11, 2013 (reflected in thousands) was 899,213 shares and 898,058 shares, respectively. The closing market price for a share of the Company’s common stock as of November 11, 2013 was $519.048 per share.

The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2003 Plan over the last three fiscal years, and to-date (as of November 11, 2013) for 2014, are as follows:

•

6.663 million shares in 2011 (which was 0.72% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2011), all of which were subject to restricted stock unit awards;

•

7.796 million shares in 2012 (which was 0.83% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2012), all of which were subject to restricted stock unit awards;

•

5.635 million shares in 2013 (which was 0.63% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2013), of which 8,000 shares were subject to stock option awards and 5.627 million shares were subject to restricted stock unit awards; and

•

5.995 million shares in 2014 (which was 0.67% of the number of shares of the Company’s common stock issued and outstanding as of November 11, 2013), of which 1,000 shares were subject to stock option awards and 5.994 million shares were subject to restricted stock unit awards.

As previously noted, the Compensation Committee anticipates that the 55 million additional shares requested for the 2014 Plan (together with the shares available for new award grants under the 2003 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2014 Plan through approximately the end of 2017, accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of a given grant date fair value, all else being equal), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, the extent to which vesting conditions applicable to equity-based awards are satisfied, the number of shares withheld to satisfy tax withholding obligations in connection with awards other than stock options or stock appreciation rights, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

Aggregate Past Grants Under the 2003 Plan

As of November 11, 2013, awards covering 227.164 million shares of the Company’s common stock had been granted under the 2003 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised or paid and became available for new award grants under the 2003 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and restricted stock unit vesting prior to that date, and any option, unvested restricted stock and restricted stock unit holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of November 11, 2013		Number of Shares/Units Subject to Past Awards	Number of Shares/ Units Vested as of November 11, 2013	Number of Shares/ Units Outstanding and Unvested as of November 11, 2013
			Exercisable	Unexercisable
Named Executive Officers:
Timothy D. Cook Chief Executive Officer	3,200,000	3,200,000	0	0	2,300,000	1,327,877	965,000
Peter Oppenheimer Senior Vice President, Chief Financial Officer	1,366,672	1,366,672	0	0	1,100,000	925,000	175,000
Eduardo Cue Senior Vice President, Internet Software and Services	448,000	448,000	0	0	380,000	180,000	200,000
Daniel Riccio Senior Vice President, Hardware Engineering	234,249	234,249	0	0	255,000	166,250	88,750
Jeffrey Williams Senior Vice President, Operations	250,000	250,000	0	0	410,000	235,000	175,000

Total for all current Executive Officers (including the Named Executive Officers identified above):	5,885,589	5,885,589	0	0	6,042,443	3,931,389	2,103,931
Non-Executive Director Group:	0	0	0	0	0	0	0
Each other person who has received 5% or more of the options, warrants or rights under the 2003 Plan	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	158,225,915	82,524,064	3,353,305	8,161	57,010,017	36,175,322	15,149,865

Total	164,111,504	88,409,653	3,353,305	8,161	63,052,460	40,106,711	17,253,796

Vote Required

Approval of Proposal No. 7 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board of Directors

The Board recommends a vote FOR Proposal No. 7.

PROPOSAL NO. 8

Shareholder Proposal Entitled Board Committee on Human Rights

The Company has been advised that Mr. John Harrington, 1001 2nd Street, Suite 325, Napa, CA 94559, who has indicated he is a beneficial owner of at least $2,000 in market value of the Company’s common stock, and Northstar Asset Management Inc., PO Box 301840, Boston, MA 02130, which has indicated it is a beneficial owner of at least $2,000 in market value of the Company’s common stock, intend to submit jointly the following proposal at the Annual Meeting:

“RESOLVED: To amend Article IV of the By-Laws, by inserting after Section 4.1, a new Section 4.2.

Section 4.2. Board Committee on Human Rights. There is established a Board Committee on Human Rights, to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, including assessing the impacts of company operations and supply chains on resources and public welfare in host communities.

The Board of Directors is authorized, by resolution, in its discretion and consistent with these By-Laws, the Articles of Incorporation and applicable law to: (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt a charter to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the findings of the Board Committee, and (5) any other measures within the Board’s discretion consistent with these By-Laws and applicable law. Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the Company. The Board Committee on Human Rights shall not incur any costs to the Company except as authorized by the Board of Directors.

Supporting Statement

The proposed by-law would establish a separate Board Committee on Human Rights, which would elevate board level oversight and governance regarding human rights issues raised by the Company’s activities and policies and provide a vehicle to fulfill the Board’s fiduciary responsibilities for oversight of these issues.

In recent years the Company has become embroiled in public controversies regarding the human rights implications of its products and supply chains, including but not limited to controversies related to the Foxconn Technology Group, a supplier of many key items for Apple with facilities located in China and elsewhere. The proposed by-law would establish the vehicle of a Board Committee, but would leave the process of appointment and implementation of the Committee to the full Board of Directors.”

The Company’s Statement in Opposition to Proposal No. 8

The Board recommends a vote AGAINST Proposal No. 8.

The Company is committed to the highest standards of social responsibility and human rights wherever we do business. The Board is aware of no other company that does as much to safeguard and empower workers as the Company does today.

The Company’s dedicated Supplier Responsibility team continually audits suppliers for compliance with the Company’s industry-leading Supplier Code of Conduct. The Supplier Code of Conduct is based on widely recognized international human rights principles as defined by the United Nations and the International Labor Organization.

The Company’s Supplier Code of Conduct, the results of its auditing efforts, a list of the Company’s leading suppliers, and additional information on the Company’s Supplier Responsibility program are available at www.apple.com/supplierresponsibility.

The Company’s auditing program has expanded in breadth and depth over the past several years. In January 2012, the Company became the first electronics company to be granted membership in the Fair Labor Association (the “FLA”), a leading non-profit organization dedicated to protecting the rights of workers. The FLA’s independent auditors have unrestricted access to any facility in the Company’s supply chain at any time.

In addition to monitoring and driving improvements for workers in the supply chain, the Company places strong emphasis on education and worker empowerment initiatives. The Company has established a training program for new employees at the Company’s suppliers to inform them of their individual rights, local laws and the Company’s Supplier Code of Conduct. Millions of workers have participated in this training program.

The Company also partners with educational institutions to offer free college-level courses to workers who make the Company’s products. Hundreds of thousands of workers have attended these classes since 2008, and many have gone on to earn associate’s degrees. The Company recently expanded this educational program to offer more opportunities for participants to work toward a bachelor’s degree.

The Company is also active in protecting human rights and upholding its social responsibilities as they relate to its own employees throughout the world. The Company encourages a creative, culturally diverse and supportive work environment, and does not tolerate harassment or discrimination. To support the Company’s culture of inclusion, all employees are expected to respect the diverse ideas, experiences and backgrounds of all with whom we do business. In December 2013 the Company was awarded its 12th consecutive perfect rating from the Human Rights Campaign’s annual Corporate Equality Index, which scores businesses based on lesbian, gay, bisexual and transgender workplace policies, and won the title of “Best Places to Work for LGBT Equality.”

The Board does not believe that establishing a committee is an effective way for the Company’s practices and goals to continually evolve and improve in response to changing conditions. Instead, such an additional and redundant committee would distract the Board from its other responsibilities to the Company and its shareholders, while adding little value to the Company’s existing commitment to human rights and social responsibility. The Company’s existing governance framework has produced a strong commitment to human rights and progress that is evident in the Company’s practices and policies.

For all of the reasons above, the Board recommends a vote AGAINST Proposal No. 8.

Vote Required

Approval of Proposal No. 8 requires the affirmative vote of a majority of the Company’s outstanding shares.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal No. 8.

PROPOSAL NO. 9

Shareholder Proposal Entitled Report on Company Membership and Involvement with Certain Trade Associations and Business Organizations

The Company has been advised that The National Center for Public Policy Research, 501 Capital Court N.E., Suite 200, Washington, DC 20002, which has indicated it is a beneficial owner of at least $2,000 in market value of the Company’s common stock, intends to submit the following proposal at the Annual Meeting:

“STOCKHOLDER [sic] PROPOSAL

REGARDING A REPORT ON COMPANY MEMBERSHIP AND INVOLVEMENT WITH CERTAIN TRADE ASSOCIATIONS AND BUSINESS ORGANIZATIONS

Resolved: Shareholders of Apple, [sic] Inc. (“Apple”) urge the board of directors (the “board”) to authorize the preparation of a report, updated annually, disclosing:

1.	Apple’s membership in any trade association or organization that educates members about sustainability practices, assists members in the development of sustainability practices, encourages members to engage in sustainability practices or requires members to undertake sustainability actions.

2.	Payments made by Apple to trade associations or organizations of which Apple is a member that meet any of the definitions set forth in #1, above.

3.	Registration with, membership in or subscription to any independent sustainability rating processes, registries and/or organizations to which Apple makes payments that rate Apple products for sustainability purposes and intentionally make results of such evaluations, in whole or in part, available to the public.

4.	The amount of payments made by Apple to entities that meet any of the definitions set forth in #3, above.

The report, excluding proprietary information and information related to legal compliance, shall be presented to the Audit and Finance Committee of the board or other relevant oversight committees of the board and posted on Apple’s website.

For purposes of this proposal, “sustainability” refers to practices relating to the conservation of energy or physical resources; “trade association” refers to, as defined by Merriam-Webster, “an association of tradesmen, businessmen, or manufacturers in a particular trade or industry for the protection and advancement of their common interests”; “independent” refers to organizations or entities not owned or wholly controlled by Apple or by any government body or agent thereof; “payments” refers to fees paid for membership, subscription or registration purposes to sustainability ratings organizations or their parent organizations or agents and does not refer to nor include fees paid to news media organizations, including trade publications, their parent companies or agents, or any payments made solely for advertising purposes.

Supporting statement:

Some trade associations and business organizations have expanded beyond the promotion of traditional business goals and are lobbying business executives to pursue objectives with primarily social benefits. This may affect Company profitability and shareholder value.

The Company’s involvement and acquiescence in these endeavors lacks transparency, and publicly-available information about the Company’s trade association memberships and related activities is minimal. An annual report to shareholders will help protect shareholder value.”

The Company’s Statement in Opposition to Proposal No. 9

The Board recommends a vote AGAINST Proposal No. 9.

The Company believes that selective participation in trade associations and business organizations is in the best interests of the Company and its shareholders. The Company is constantly monitoring and reviewing its participation and membership in associations and initiatives, and believes the reporting that would be required by this proposal is not necessary to protect shareholder value.

Participation in trade organizations can provide significant benefits to the Company and its shareholders. For example, participation in a trade organization may be an effective way to support specific policy initiatives or positions the Company believes will be in its best interests. The Company carefully chooses which organizations to join and chooses only those that advance the Company’s business interests.

The proposal alleges that some trade associations are lobbying business executives to pursue objectives with primarily social benefits. This is not consistent with the Company’s experience. Trade associations generally act on behalf of their members’ interests, rather than lobbying their own members as the proposal suggests.

The Company may pay membership or other fees to trade organizations from time to time. But the Company’s existing Political Contributions and Expenditures Policy does not permit trade association fees paid by the Company to be used to make political contributions. The Political Contributions and Expenditures Policy also requires that the Company’s management annually report the Company’s memberships and participation in trade organizations to the Company’s Board. The Political Contributions and Expenditures Policy is published on the Company’s website.

The Company believes the report that would be required by Proposal No. 9 would be potentially misleading to the shareholders and the public because it would not necessarily reflect the Company’s views. Disclosure of the Company’s participations in trade associations could also impact the Company’s competitiveness by highlighting the Company’s priorities and strategic interests.

The Company also obtains ratings for its products and joins product registries when it determines these actions are in the Company’s best interests. The Company constantly reviews and assesses ratings organizations and their processes to ensure that they are aligned with the Company’s standards and business interests.

The Board believes the Company’s current disclosure policies and other internal policies are sufficient to manage the issues outlined in the proposal. The Board also believes that producing the report requested by Proposal No. 9 would not be an effective way to protect shareholder value.

For all of the reasons above, the Board recommends a vote against Proposal No. 9.

Vote Required

Approval of Proposal No. 9 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal No. 9.

PROPOSAL NO. 10

Shareholder Proposal of a Non-Binding Advisory Resolution Relating to the Company’s Capital Return Program

The Company has been advised that High River Limited Partnership (“High River”), 767 Fifth Avenue, 46th Floor, New York, New York, 10153, a record holder of 1,000 shares of the Company’s common stock, intends to submit the following proposal at the Annual Meeting on behalf of itself and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, and other beneficial owners, including Mr. Carl Icahn:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, High River’s proposal that Apple commit to completing not less than $50 billion of share repurchases during Apple’s fiscal year ending September 27, 2014 (and increase the amount authorized for share repurchases under its Capital Return Program accordingly).”

The Company’s Statement in Opposition to Proposal No. 10

The Board recommends a vote AGAINST Proposal No. 10.

The Board and management team are thoughtfully considering options for returning additional cash to shareholders and are currently seeking input from shareholders as part of the Company’s regular review.

The Company’s success stems from the Company’s unique ability to combine world-class skills in hardware, software and services to deliver innovative products that create new markets and delight hundreds of millions of customers. This success has created tremendous value for the Company’s shareholders.

With breakthrough products and services such as the Mac, iPod, iPhone, iPad and App Store, the Company has created huge market opportunities, and the Board and management team believe the opportunities that lie ahead are just as exciting. Given such large and global markets, the Company competes with large companies around the world, many with their own significant technical capabilities and significant capital. This dynamic competitive landscape and the Company’s rapid pace of innovation require unprecedented investment, flexibility and access to resources.

Successfully innovating and executing against these large opportunities also requires careful stewardship by the Board and management team, and the Company’s evaluation of capital return is conducted in the context of supporting the Company’s continued business success and desire to deliver attractive returns to long-term shareholders.

The Board and management team have demonstrated a strong commitment to returning capital to shareholders over the past two years. In March 2012, the Company announced a quarterly dividend and share repurchase program totaling $45 billion. In April 2013, the Board authorized a dramatic increase, more than doubling the size of the program to $100 billion, raising the dividend, and increasing the share buyback authorization to $60 billion. As such, the Company is one of the largest dividend payers in the world and has the largest share repurchase authorization in history. The Company has executed aggressively against the capital return program, spending $23 billion of the $60 billion share repurchase authorization in fiscal 2013 alone. These share repurchases have been funded in part by a $17 billion debt offering, the largest ever as of the time of issuance.

In the first six quarters of the capital return program, dividend payments and share repurchases totaled over $43 billion. Dividends and share repurchases must be funded by domestic cash, and the Company has returned to shareholders or invested all of the domestic cash generated by its business and raised through the issuance of debt since the beginning of the program.

While the Board and management oppose this shareholder proposal, they are fully committed to returning cash to shareholders. The Board and management team believe that capital should be returned to shareholders on an efficient and sustained basis, and that the evaluation of capital return should be performed regularly and carefully with the best long-term interest of the business and shareholders in mind.

The Company is updating perspectives on its capital return program for 2014 and beyond. The Company is collecting input from a very broad base of shareholders, believing that the input of all shareholders is important and should be considered holistically. The evaluation of the capital return program continues to be thoughtful, deliberate, and consistent with a conservative financial policy that supports risk-taking and innovation. Consistent with its pattern for the last two years, the Company is on track to complete its regular review and thorough analysis and to announce any changes to the current program by March or April of 2014.

The Board believes that the Company’s management team and Board are in the best position to determine what is in the best long-term interest of the Company’s business and recommends a vote AGAINST this proposal.

Vote Required

Approval of Proposal No. 10 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal No. 10.

PROPOSAL NO. 11

Shareholder Proposal Entitled Proxy Access for Shareholders

The Company has been advised that James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who has indicated he is a beneficial owner of at least $2,000 in market value of the Company’s common stock, intends to submit the following proposal at the Annual Meeting:

“Proposal 11—Proxy Access for Shareholders

WHEREAS, more than 10% of Apple Inc. shareholders voted against the re-election of three directors in 2013.

The business case for boardroom diversity runs deep, with studies finding higher returns on sales, invested capital and equity. Yet, Apple’s board consists of seven white males and one Chinese-American woman, all aged 52 [sic] to 72 [sic].

Apple continues to face a litany of legal issues: possible worker rights violations at suppliers, anti-competitive practices, consumer class-action lawsuits, anti-trust probes, and consumer privacy concerns. Yet, Apple lacks a board committee responsible for these issues.

Activist corporate raiders have offered creative ideas aimed at capturing the cash horde, but not enhancing long-term returns.

It is time to “think different” by allowing shareowners to be heard on the board.

RESOLVED, Shareowners ask our board, to the fullest extent permitted by law, to amend our governing documents to allow shareowners to make board nominations as follows:

1. The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the board’s nominees, alphabetically by last name, nominees of:

a. Any party of one or more shareowners that has collectively held, continuously for two years, at least one percent but less than five percent of the Company’s securities eligible to vote for the election of directors, and/or

b. Any party of shareowners of whom 25 or more have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000 and collectively at least one percent but less than five percent of the Company’s securities eligible to vote for the election of directors.

2. For any board election, no shareowner may be a member of more than one such nominating party. Board members and officers of the Company may not be members of any such nominating party of shareowners.

3. Parties nominating under 1(a) may collectively, and parties nominating under 1(b) may collectively, make nominations numbering up to 24% of the company’s board of directors. If either group should exceed its 24% limit, opportunities to nominate shall be distributed among parties in that group as evenly as possible.

4. If necessary, preference among 1(a) nominators will be shown to those holding the greatest number of the Company’s shares for at least two years, and preference among 1(b) nominators will be shown to those with the greatest number who have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000.

5. Nominees may include in the proxy statement a 500 word supporting statement.

6. Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal requirements for nominators and nominees under federal law, state law and the company’s governing documents.

Vote to protect and enhance shareholder value:

Proxy Access for Shareholders—Proposal 11”

The Company’s Statement in Opposition to Proposal No. 11

The Board recommends a vote AGAINST Proposal No. 11.

The Company’s Nominating Committee assists the Board in identifying qualified individuals to become directors, including considering candidates proposed by shareholders. In identifying nominees, the Committee considers, among other things, a candidate’s independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Board believes that the Board and the Nominating Committee are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective Board that addresses the evolving needs of the Company and represents the best interests of the Company’s shareholders. The Board believes that providing access to the Company’s proxy as set forth in the proposal will undermine the value to the Company’s shareholders of the selection and nomination process undertaken by the Nominating Committee and the Board.

Members of the Board and the Nominating Committee have a fiduciary duty to act in the best interests of the Company and its shareholders. The Board is also accountable to the Company’s shareholders through the Company’s corporate governance documents and policies, including having all directors elected annually by the shareholders. Instead of this system of accountability, the proposal would provide for access to the Company’s proxy by individual shareholders or relatively small groups of shareholders who do not have a similar fiduciary duty, are not bound by the Company’s corporate governance policies and practices, and may nominate directors who advance their own specific agenda without regard to the best interests of the Company or its shareholders.

The Company also believes that the proposal is unnecessary because the Nominating Committee already considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates.

With respect to the proponent’s specific proposal, the Board believes that the proposed thresholds for proxy access are inappropriately low and not in the best interests of the Company or its shareholders. In particular, the thresholds in the proposal would provide access to shareholders with an extremely limited interest in the Company, relative to the overall size of the Company and the total number of shareholders. The thresholds in the proposal would only require that (i) one or more shareholders own at least 1% of the outstanding shares of the Company for a minimum of two years continuously, or (ii) a group of 25 or more shareholders each own at least $2,000 of the Company’s shares for one year continuously.

These low thresholds do not demonstrate a significant and sustained long-term commitment to the Company sufficient to justify the costs and disruption of this kind of broadly available access to the Company’s proxy statement. Further, the low thresholds could result in the inclusion of multiple proxy access nominees in the Company’s proxy materials, leading to significant additional expense and diversion of the Board’s and management’s time and energy supporting the Board’s nominees in contested elections.

For all of the reasons above, the Board recommends a vote AGAINST Proposal No. 11.

Vote Required

Approval of Proposal No. 11 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal No. 11.

OTHER MATTERS

An eligible shareholder has separately notified us of his intent to present the Floor Proposal (described above) at the Annual Meeting. If approved, the Floor Proposal would, among other things, ask the Board “to enact a policy to use technical methods and other best practices to protect user data.” The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement and the possible submission of the Floor Proposal.

The Floor Proposal was not submitted under Rule 14a-8 under the Exchange Act and the shareholder did not seek to have the Floor Proposal included in this Proxy Statement. Accordingly, the Floor Proposal may be presented at the meeting but is not included in this Proxy Statement. If the Floor Proposal is presented at the Annual Meeting, then to the extent permitted by applicable rules, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the Floor Proposal. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: January •, 2014

ANNEX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF APPLE INC.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

APPLE INC.

I

The name of the corporation is Apple Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue one class of shares designated “Common Stock,” par value $0.00001 per share. The number of shares of Common Stock that this corporation is authorized to issue is 1,800,000,000.

IV

Section 1. Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. Indemnification of Corporate Agents. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

V

There shall be no right with respect to shares of stock of this corporation to cumulate votes in the election of directors.

A-1

ANNEX B

MARKED COPY OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF APPLE INC.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

APPLE INC.

I

The name of the corporation is Apple Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue ~~two classes~~one class of shares designated ~~respectively~~ “Common Stock~~” and “Preferred Stock.”~~,” par value $0.00001 per share. The number of shares of Common Stock ~~which~~that this corporation is authorized to issue is 1,800,000,000. ~~The number of shares of Preferred Stock which this corporation is authorized to issue is 5,000,000.~~

~~IV~~

~~The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of each series outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.~~

~~V~~ IV

Section 1. Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. Indemnification of Corporate Agents. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article ~~V~~IV by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

~~VI~~ V

There shall be no right with respect to shares of stock of this corporation to cumulate votes in the election of directors.

~~VII~~

~~Through and until immediately prior to the annual meeting of shareholders to be held in fiscal year 2000, the directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible, and each director shall serve for a term running until the second annual meeting of shareholders succeeding his or her election and until his or her successor shall have been duly elected and qualified; provided, however, that the terms of all directors shall expire at the annual meeting of shareholders to be held in fiscal year 2000. Commencing at the annual meeting of shareholders to be held in fiscal year 2000, each director shall be elected to serve until the annual meeting of shareholders held in the following fiscal year or until his or her successor shall have been duly elected and qualified.~~

~~VIII~~

~~The Certificate of Determination of Preferences of Series A Non-Voting Convertible Preferred Stock, filed on August 6, 1997, a copy of which is attached hereto as Exhibit A, is hereby incorporated by reference as Article VIII.~~

~~EXHIBIT A~~

~~CERTIFICATE OF DETERMINATION OF PREFERENCES OF~~

~~SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK~~

~~AS FILED WITH THE SECRETARY OF STATE OF THE STATE OF CALIFORNIA~~

~~ON AUGUST 6, 1997~~

~~Conformed Copy as filed with the Secretary of State~~

~~of the State of California on August 6, 1997~~

~~CERTIFICATE OF DETERMINATION OF~~

~~PREFERENCES OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK~~

~~OF APPLE COMPUTER, INC.~~

~~The undersigned, John B. Douglas, III, and Paul D. Carmichael, hereby certify that:~~

~~1. They are a duly elected Senior Vice President and Assistant Secretary, respectively, of Apple Computer, Inc., a California corporation (the “Corporation”).~~

~~2. The Corporation hereby designates one hundred and fifty thousand (150,000) shares of Series A Non-Voting Convertible Preferred Stock.~~

~~3. None of the shares of the Series A Non-Voting Convertible Preferred Stock have been issued.~~

~~4. Pursuant to authority given by the Corporation’s Restated Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:~~

~~WHEREAS, the Restated Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and~~

~~WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in the Restated Articles of Incorporation to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and~~

~~WHEREAS, the Corporation has not issued any shares of Preferred Stock, and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges and restrictions relating to this initial series of Preferred Stock, and the number of shares constituting said series, and the designation of said series;~~

~~NOW, THEREFORE, BE IT~~

~~RESOLVED: That the President and the Secretary of this Corporation are each authorized to execute, verify and file a certificate of determination of preferences with respect to the Series A Non-Voting Convertible Preferred Stock in accordance with the laws of the State of California.~~

~~RESOLVED FURTHER: That the Board of Directors hereby determines the rights, preferences, privileges and restrictions relating to said series of Series A Non-Voting Convertible Preferred Stock shall be as set forth below.~~

~~“A. One hundred and fifty thousand (150,000) of the authorized shares of Preferred Stock of the Corporation, none of which have been issued or are outstanding, are hereby designated “Series A Non-Voting Convertible Preferred Stock” (the “Series A Preferred Stock”).~~

~~B. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:~~

~~1. Dividend Rights. The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally~~

~~available therefor, a dividend at the rate of 3% of the Original Issue Price per share per annum, payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. If, in any twelve month period, the Board of Directors declares dividends on the Common Stock that would exceed the dividends declared on the Series A Preferred Stock in such period determined on a Common Share Equivalent Basis (as defined below), the Board shall declare and pay an equivalent additional dividend on the Series A Preferred Stock so that the total dividends on the Common Stock and the Series A Preferred Stock are on a parity determined on a Common Share Equivalent Basis. Common Share Equivalent Basis shall be determined by comparing the dividend that would have been or will be declared or paid on the number of shares of Common Stock into which the shares of Series A Preferred Stock would have been or will be convertible as of the record date(s) to the dividends which were paid or will be paid on the Common Stock during such twelve month period. The right to receive dividends on shares of Series A Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year. The Original Issue Price of the Series A Preferred Stock (as adjusted for any combination, consolidation, share distributions or share dividends with respect to such shares) shall be equal to $1,000 per share.~~

~~2. Voting Rights. Except as otherwise provided by law, the holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.~~

~~3. Liquidation, Dissolution or Winding Up. Subject to any preferential liquidation rights of any series of Preferred Stock as may then be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock and the Series A Preferred Stock in proportion to, in the case of holders of Common Stock, the number of shares of Common Stock held and, in the case of holders of Series A Preferred Stock, the number of shares of Common Stock into which the shares of Series A Preferred Stock are then convertible.~~

~~4. Consolidation, Merger, Exchange, Etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Stock is exchanged for or changed into other shares or securities, money and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be either, at the option of the Corporation, (a) similarly exchanged or changed into preferred shares of the surviving entity providing the holders of the Series A Preferred Stock with (to the extent possible) the same relative rights and preferences as the Series A Preferred Stock or (b) converted into the shares of stock and other securities, money and/or any other property receivable upon or deemed to be held by holders of Common Stock immediately following such consolidation, merger, combination, statutory share exchange or other transaction, and the holders of the Series A Preferred Stock shall be entitled upon such event to receive such amount of securities, money and/or any other property as the shares of the Common Stock of the Corporation into which such shares of Series A Preferred Stock could have been converted immediately prior to such consolidation, merger, combination, statutory share exchange or other transaction would have been entitled.~~

~~5. Conversion.~~

~~(a) Each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of the conversion upon any sale, pledge, conveyance, hypothecation, assignment or other transfer of such share, whether or not for value, or attempt thereof, by the initial registered holder thereof, other than any such transfer by such holder to a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); provided that any transfer by the initial registered holder to any majority-owned subsidiary of the initial registered holder shall not give rise to automatic conversion hereunder unless and until such transferee ceases to be a majority-owned subsidiary of the initial registered holder; and further provided that in the event any pledge, conveyance, hypothecation, assignment or other transfer shall not give rise to automatic conversion hereunder, then any subsequent~~

~~transfer or attempt thereof by the holder (other than any such transfer by such holder to a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Exchange Act) shall be subject to automatic conversion upon the terms and conditions set forth herein. The price at which shares of Common Stock shall be deliverable upon conversion shall initially $16.50 with respect to shares of Series A Preferred Stock (the “Conversion Price”). The initial Conversion Price shall be subject to adjustment as provided below.~~

~~(b) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.~~

~~6. Adjustment of Conversion for Dividend and Distributions.~~

~~(a) In the event the Corporation shall at any time after issuance of the Series A Preferred Stock declare or pay any dividend or other distribution on Common Stock, payable in Common Stock or other securities or rights convertible into, or exchangeable for, Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of Common Stock, then in each such case the number of Common Stock issuable upon the conversion of the Series A Preferred Stock shall be adjusted (the “Adjustment”) by multiplying the number of Common Stock to which the holder was entitled before such event by a fraction, the numerator of which will be the number of shares of Common Stock outstanding immediately after such event, and the denominator of which will be the number of shares of Common Stock that were outstanding immediately prior to such event.~~

~~(b) In the event the Corporation shall at any time after issuance of the Series A Preferred Stock, distribute to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness, or other securities or any of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), then, in any such case, the Series A Preferred Stock holder shall be entitled to receive, at the same time as such distribution is made to the holders of Common Stock, with respect to each share of Common Stock issuable upon such conversion, the amount of cash or evidence of indebtedness or other securities or assets which such Series A Preferred Stock holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had the Series A Preferred Stock holder converted to Common Stock immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the “Determination Date”).~~

~~7. Minimal Adjustments. No adjustment in the Original Issue Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.~~

~~8. Fractional Shares. In lieu of any fractional shares to which the holder of the Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of one share of the Corporation’s Common Stock on the trading day prior to conversion, if such price is available. If such price is not available, this Corporation shall pay cash for fractional shares equal to such fraction multiplied by the fair market value of one share of Series A Preferred Stock as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.~~

~~9. Vote to Change the Terms of Series A Preferred Stock. The approval of the Board of Directors and the affirmative vote at a meeting duly called by the Board of Directors for such purpose (or~~

~~the written consent without a meeting) of the holders of not less than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.~~

~~10. No Other Rights, Privileges, Etc. Except as specifically set forth herein, the holders of the Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.~~

~~IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of his own knowledge, and the undersigned have executed this certificate at Cupertino, California as of the 5th day of August, 1997.~~

~~/s/ John B. Douglas, III~~
~~John B. Douglas, III~~
~~Senior Vice President~~

~~/s/ Paul D. Carmichael~~
~~Paul D. Carmichael~~
~~Assistant Secretary~~

ANNEX C

APPLE INC. 2014 EMPLOYEE STOCK PLAN

APPLE INC.

2014 EMPLOYEE STOCK PLAN

SECTION 1. INTRODUCTION.

On November 19, 2013 (the “Effective Date”), the Board adopted this 2014 Employee Stock Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Participants the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, Restricted Stock Units and Cash Bonus Awards.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS.

(a) “2003 Plan” means the Apple Inc. 2003 Employee Stock Plan as amended from time to time.

(b) “Applicable Laws” means all applicable securities, tax and exchange control laws, rules, regulations and requirements relating to the administration of stock plans, including, but not limited to, all applicable U.S. federal and state laws, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable securities, tax and exchange control laws, rules, regulations or requirements of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan or where Participants reside or provide services, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Award” means an Option, SAR, Stock Grant, Restricted Stock Unit or Cash Bonus Award.

(d) “Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Restricted Stock Unit Agreement or any written document that evidences a Cash Bonus Award granted under the Plan. Award Agreements shall consist of either (1) a written award agreement in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under the Plan generally, as the Committee may provide and, in each case and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cash Bonus Award” means an Award granted pursuant to Section 10(b) of the Plan.

(g) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by Applicable Laws, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax withholding obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(i) “Committee” has the meaning given to such term in Section 3.

(j) “Common Stock” means the Company’s common stock.

(k) “Company” means Apple Inc., a California corporation.

(l) “Consultant” means an individual who provides bona fide services to the Company, a Parent or a Subsidiary, other than as an Employee or Director.

(m) “Covered Employees” means those persons who the Committee determines are subject to the limitations of Code Section 162(m).

(n) “Director” means a member of the Board.

(o) “Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, that with respect to an Option intended to qualify as an ISO, “Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

(p) “Employee” means any individual who provides services as an employee of the Company, a Parent or a Subsidiary (including any Director that is also an Employee).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value at the time such SAR is exercised in determining the amount payable upon exercise of such SAR.

(s) “Fair Market Value” means, unless otherwise determined or provided by the Committee in the circumstances, the closing price (in regular trading) for a Share on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the last price (in regular trading) for a Share on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price for a Share on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a Share on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances. The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Committee may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Full-Value Awards” means Awards granted under the Plan other than Options and SARs.

(v) “Full-Value Award Ratio” means the share-counting ratio applicable to Full-Value Awards as specified in Section 5(b) of the Plan.

(w) “Grant Date” means the date on which the Committee makes the determination to grant an Award or such later date as the Committee may specify in making such determination.

(x) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(y) “Non-Employee Director” means a member of the Board who is not an Employee.

(z) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(aa) “Option” means an ISO or NSO granted under the Plan entitling the Participant to purchase Shares.

(bb) “Parent” means any corporation or other entity that beneficially owns directly or indirectly a majority of the Company’s outstanding voting stock or voting power. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an Employee or Consultant who has been selected by the Committee to receive an Award under the Plan or any individual, estate or other entity that holds an Award.

(dd) “Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more of the following criteria: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) total shareholder return; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) manufacturing, production or inventory; (xxv) mergers and acquisitions or divestitures; (xxvi) individual performance objective; and/or (xxvii) stock price. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (e) on a pre-tax or after tax basis. Awards issued to persons who are not Covered Employees may take into account any other factors deemed appropriate by the Committee.

(ee) “Performance Period” means any period not exceeding 120 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ff) “Plan” means this Apple Inc. 2014 Employee Stock Plan as it may be amended from time to time.

(gg) “Re-Price” or “Re-Pricing” means any of the following actions taken by the Committee: (1) lowering or reducing the Exercise Price of an outstanding Option and/or outstanding SAR, (2) cancelling, exchanging or surrendering any outstanding Option and/or outstanding SAR in exchange for cash or another award for the purpose of repricing the award; and (3) cancelling, exchanging or surrendering any outstanding Option and/or outstanding SAR in exchange for an Option or SAR with an Exercise Price that is less than the Exercise Price of the original award; provided that, in each case, a Re-Pricing (or Re-Price, as the case may be) shall not include (y) any action taken with shareholder approval, and (z) any adjustment of an Option or SAR pursuant to Section 11.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan and represents an unfunded and unsecured obligation of the Company.

(ii) “Restricted Stock Unit Agreement” means the agreement described in Section 9 evidencing a Restricted Stock Unit Award.

(jj) “SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.

(kk) “SEC” means the U.S. Securities and Exchange Commission.

(ll) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(mm) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(nn) “Share” means one share of Common Stock.

(oo) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(pp) “Stock Grant” means Shares awarded under the Plan pursuant to Section 8.

(qq) “Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.

(rr) “Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.

(ss) “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(tt) “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of its parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code). In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

(uu) “Termination of Service” means (i) in the case of an Employee, a cessation of the provision of employment-related services by the Employee for the Company and its Subsidiaries for any reason, including but not by way of limitation, a termination by resignation, discharge, death, disability, or retirement, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary and excluding any bona fide and Company (or Subsidiary) approved leave of absence; and (ii) in the case of a Consultant, a cessation of the service relationship (as determined by the Committee in its sole discretion) between the Consultant and the Company and its Subsidiaries for any reason, including but not by way of limitation, a termination by resignation, discharge, death or disability, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or a Subsidiary. For purposes of the Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a Termination of Service shall be deemed to have occurred with respect to each Employee and Consultant in respect of such Subsidiary who does not continue as an Employee or Consultant in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Employee’s or Consultant’s Award(s) in connection with such transaction.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. The Committee shall generally have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees

to qualify as performance-based compensation as provided under Code Section 162(m). However, the Board may also appoint one or more separate Committees, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Participants who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Participants and may determine all terms of such Awards. Members of any such Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Committee and reassume all powers and authority previously delegated to the Committee.

The Board and any Committee appointed to administer the Plan is referred to herein as the “Committee.”

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Participants who are to receive Awards under the Plan;

(ii) determining the Fair Market Value for purposes of any Award;

(iii) determining the type of and number of securities to be subject to each Award, and the Grant Date, vesting requirements and other features and conditions of such Awards;

(iv) approving the forms of Award Agreements to be used under the Plan;

(v) amending any outstanding Awards;

(vi) accelerating the vesting or extending the post-termination exercise term of Awards at any time and under such terms and conditions as it deems appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 15;

(vii) construing and interpreting the Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under the Plan;

(viii) correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;

(ix) adopting such rules or guidelines as it deems appropriate to implement the Plan;

(x) authorizing any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(xi) adjusting the number of Shares subject to any Award, adjusting the price of any or all outstanding Awards or otherwise changing previously imposed terms and conditions, in such circumstances as the Committee may deem appropriate, in each case subject to Sections 5 and 15, and subject to the no Re-Pricing provision below;

(xii) determining whether, and the extent to which, adjustments are required pursuant to Section 13 hereof and authorizing the termination, conversion, substitution or succession of Awards upon the occurrence of an event of the type described in Section 13;

(xiii) acquiring or settling (subject to Sections 13 and 15) rights under Awards in cash, stock of equivalent value, or other consideration, subject to the no Re-Pricing provision below;

(xiv) making all other decisions relating to the operation of the Plan; and

(xv) adopting such plans or subplans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Participants who reside outside of the U.S.

In no event shall the Committee Re-Price any Option or SAR.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable laws, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees and Consultants shall be eligible to participate in the Plan. Non-Employee Directors are not eligible for Award grants under the Plan.

(b) Incentive Stock Options. Only Participants who are Employees of the Company, a “parent corporation” of the Company (within the meaning of Section 424(e) of the Code) or a “subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) shall be eligible for the grant of ISOs. In addition, a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c) Restrictions on Transfer.

(i) Unless otherwise expressly provided in (or pursuant to) this Section 4(c) or required by Applicable Law: (A) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (B) Awards shall be exercised only by the Participant; and (C) amounts payable or Shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

(ii) The Committee may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with Applicable Laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Participant or by the Participant’s family members).

(iii) The exercise and transfer restrictions in Section 4(c) shall not apply to:

(A)	transfers to the Company (for example, in connection with the expiration or termination of the Award),

(B)	the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(C)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Company,

(D)	if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(E)	the authorization by the Committee of Cashless Exercise procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with Applicable Laws and the express authorization of the Committee.

(d) Beneficiaries. If permitted by the Committee in the Award Agreement, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior beneficiary designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

(e) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(f) Termination of Service. The Committee shall establish the effect of a Termination of Service on the rights and benefits under each Award under the Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award.

(g) Consideration. The purchase price for any Award granted under the Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Committee.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares that may be issued pursuant to Awards under the Plan, subject to adjustment pursuant to Section 11, is equal to:

(i) 55,000,000 Shares, plus

(ii) the number of any Shares that remain available under the 2003 Plan for new award grants on the date the Company’s shareholders approve the Plan (the “Approval Date”), and determined immediately before giving effect to the termination of the authority to grant new awards under the 2003 Plan in connection with such approval, plus

(iii) the number of any Shares subject to stock options granted under the 2003 Plan and outstanding as of the Approval Date which expire, or for any reason are cancelled or terminated, after the Approval Date without being exercised, plus

(iv) the number of any Shares subject to restricted stock and restricted stock unit awards granted under the 2003 Plan that are outstanding and unvested on the Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Company after the Approval Date without having become vested or that are exchanged by a Participant or withheld by the Company or one of its Subsidiaries after the Approval Date to satisfy the tax withholding obligations related to the award (in each case, with any such Shares increasing the Shares available for issuance under the Plan based on the Full-Value Award Ratio).

provided that in no event shall the Shares available for issuance under the Plan exceed 109,477,027 Shares (which is the sum of (1) the 55,000,000 Shares set forth above, plus (2) the number of Shares available for new award grants under the 2003 Plan on November 11, 2013, plus (3) the aggregate number of Shares subject to stock options previously granted and outstanding under the 2003 Plan as of November 11, 2013, plus (4) two (2) (the Full-Value Award Ratio) times the aggregate number of Shares subject to restricted stock and restricted stock units previously granted and outstanding under the 2003 Plan as of November 11, 2013).

(b) Share Count. Shares issued pursuant to Awards under the Plan other than Options or SARs will count against the Shares available for issuance under the Plan as two (2) Shares for every one (1) Share issued in connection with the Award. Shares issued pursuant to the exercise of Options or SARs under the Plan will count against the Shares available for issuance under the Plan as one (1) Share for every one Share to which such exercise relates. For purposes of clarity, the total number of Shares subject to SARs that are exercised and settled in Shares, and the total number of Shares subject to Options that are exercised, shall be counted in full on a one-for-one basis against the number of Shares available for issuance under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs or Options. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan. Except as provided in the next sentence, Shares that are subject to Awards that are forfeited, are terminated, fail to vest or for any other reason are not paid or delivered, shall again become available for Awards under the Plan; provided that any one (1) Share issued pursuant to a Stock Grant or subject to a Restricted Stock Unit Award (including Shares subject to stock-settled dividend equivalent rights) that is forfeited or terminated shall be credited as two (2) Shares when determining the number of Shares that shall again become available for Awards under the Plan if upon grant, the Shares underlying such forfeited or terminated Awards were counted as two (2) Shares against the Plan reserve. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or SAR, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Option or SAR, shall not be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Full-Value Award, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award, shall be available for subsequent Awards under the Plan; provided that any one (1) Share so exchanged or withheld in connection with any Full-Value Award shall be credited as two (2) Shares when determining the number of Shares that shall again become available for Awards under the Plan if upon grant, the Shares underlying the related Full-Value Award were counted as two (2) Shares against the Plan reserve. Refer to Section 15(i) for application of the foregoing share limits with respect to substituted awards.

(c) Share Limits

(i) Limits on Options and SARs. No Participant shall receive Options or SARs during any Fiscal Year covering, in the aggregate, in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 11.

(ii) Limits on Stock Grants and Restricted Stock Units. No Participant shall receive Stock Grants or Restricted Stock Units during any Fiscal Year covering, in the aggregate, in excess of 1,000,000 Shares (for this purpose, counting such Shares on a 1-for-1 basis), subject to adjustment pursuant to Section 11.

(d) Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver Shares with respect to Awards then outstanding under the Plan (exclusive of (i) any Awards payable in cash and (ii) any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional Shares shall be delivered under the Plan. The Committee may pay cash in lieu of any fractional Shares in settlements of Awards under the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. Dividend equivalent rights shall not be awarded on Options. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 11. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for an ISO granted to a 10-Percent Stockholder) on the Grant Date.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and/or any performance conditions or Performance Goals pursuant to Section 10 that must be satisfied before the Option may be exercised. The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed seven (7) years from the Grant Date. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement or other circumstances that the Committee may determine to be appropriate and may provide for tolling of vesting in the event of a Participant’s leave of absence. Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e) Method of Exercise. An Option may be exercised, in whole or in part, by giving written notice of exercise to the Company or the Company’s designee (or, subject to Applicable Laws and if the Company permits, by electronic or voice methods) of the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the aggregate Exercise Price, plus any required withholdings (unless satisfactory arrangements have been made to satisfy such withholdings). The Company reserves the right to delay issuance of the Shares until the such payment obligations are fully satisfied.

(f) Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i) Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(ii) Other Forms of Payment. Payment may be made in any other form that is consistent with Applicable Laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, except to the extent permitted by Applicable Laws, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(f).

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. Dividend equivalent rights shall not be awarded on SARs. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 11. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding, provided that in all cases the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Grant Date.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable and/or any performance conditions or Performance Goals pursuant to Section 10 that must be satisfied before the SAR is exercised. The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed seven (7) years from the Grant Date. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement or other circumstances the Committee may determine to be appropriate and may provide for tolling of vesting in the event of a Participant’s leave of absence. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time. Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

(e) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement. The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c) Number of Shares. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains, which number is subject to adjustment in accordance with Section 11.

(d) Vesting Conditions. The Committee shall determine the vesting schedule of each Stock Grant. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement, which may include performance conditions or Performance Goals pursuant to Section 10.

(e) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders, except as otherwise stated in the Stock Grant Agreement; provided, however, that any dividends as to the portion of a Stock Grant that is subject to performance-based vesting requirements will be subject to forfeiture and termination (or repayment, as applicable) to the same extent as the corresponding portion of the Stock Grant to which such dividends relate. A Stock Grant Agreement may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares and any Shares received as a dividend pursuant to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid.

SECTION 9. TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Agreement. Each Restricted Stock Unit granted under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Restricted Stock Unit Agreement shall specify the number of Restricted Stock Units to which the Restricted Stock Unit Award pertains, which number is subject to adjustment in accordance with Section 11.

(c) Vesting Conditions. The Committee shall determine the vesting schedule of each Restricted Stock Unit Award. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement, which may include performance conditions or Performance Goals pursuant to Section 10.

(d) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee at the time of the grant of the Restricted Stock Units, in its sole discretion. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or, if the Committee so provides in the Restricted Stock Unit Agreement, it may be deferred, in accordance with Applicable Laws, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents, as determined by the Committee and provided in the Restricted Stock Unit Agreement.

(e) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units to which they attach. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents as to Restricted Stock Units that are subject to performance-based vesting requirements will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units to which the dividend equivalents relate.

(f) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

SECTION 10. PERFORMANCE-BASED AWARDS; CASH BONUS AWARDS.

(a) General. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established by the Committee. Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m). The Committee may provide at the time it establishes the applicable Performance Goals for the Performance Goals (or performance against the Performance Goals, as the case may be) to be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other events specified by the the Committee. Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Participants who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(b) Cash Bonus Awards. The Committee may, in its discretion, grant Cash Bonus Awards under the Plan to one or more Employees of the Company or any of its Subsidiaries. Cash Bonus Awards may be subject to performance conditions as described in Section 10(a) above and, to the extent such Cash Bonus Awards are granted to Covered Persons and intended to qualify as “performance-based compensation” under Section 162(m), shall be subject to the requirements of Section 162(m), including without limitation, the establishment of Performance Goals and certification of performance by the Committee as set forth above. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Cash Bonus Awards payable only in cash (and exclusive of Restricted Stock Unit awards settled in cash based on the fair market value of a Share in connection with the payment of the Award, which Awards are subject to the limit of Section 5(c)(ii), and exclusive of cash-settled SARs which are subject to the limit of Section 5.2(c)(i)) and granted to that Participant in any one calendar year shall not exceed $10,000,000. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

(c) Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Options and SARs with an Exercise Price that is not less than the Fair Market Value of a Share on the Grant Date) shall terminate upon the first meeting of the Company’s shareholders that occurs in 2019.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. Subject to Section 12, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific Share limits, maximums and numbers of Shares set forth elsewhere in the Plan), (2) the number, amount and type of Shares (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or Exercise Price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Company shall equitably and proportionately adjust the Performance Goals applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based Awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 11(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

SECTION 12. CORPORATE TRANSACTIONS.

Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Company in which the Company does not survive (or does not survive as a public company in respect of its Common Stock; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding Share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award or the Award would otherwise continue in accordance with its terms in the circumstances, each Award shall terminate upon the related event; provided that the holder of an Option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and SARs in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of the impending termination be required).

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price of the Award.

In any of the events referred to in this Section 12, the Committee may take such action contemplated by this Section 12 prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares.

Without limiting the generality of Section 3, any good faith determination by the Committee pursuant to its authority under this Section 12 shall be conclusive and binding on all persons.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award are derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or director of the Company, a Parent, or any Subsidiary. The Company and its Parent and Subsidiaries reserve the right to terminate the service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. Except as provided in Section 8(e), a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 8(e), 9(e) and 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all Applicable Laws and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The person acquiring any securities under the Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made pursuant to an Award granted under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and the Company may take any such actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may (i) permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her, or (ii) permit a Participant to satisfy such obligations by Cashless Exercise or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for a minimum duration (if any) determined satisfactory as established by the Committee in its sole and absolute discretion. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. If any Shares are used to satisfy withholding taxes, such Shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made.

SECTION 15. DURATION AND AMENDMENTS; MISCELLANEOUS.

(a) Term of the Plan. The Plan shall terminate on the day before the tenth anniversary of the Effective Date and may be terminated on any earlier date pursuant to this Section 15.

(b) Amendment or Termination of the Plan. The Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan, in whole or in part. No awards may be granted during any period that the Board suspends the Plan. To the extent then required by Applicable Laws or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the Plan, or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.

(c) Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3 and 15(d)) may make other changes to the terms and conditions of Awards. No amendment of an Award shall constitute a Re-Pricing without shareholder approval.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or amendment of any outstanding Award Agreement shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under the Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 11 shall not be deemed to constitute changes or amendments for purposes of this Section 15.

(e) Governing Law. The Plan shall be governed by, and construed in accordance with the laws of the State of California (except its choice-of-law provisions) and applicable U.S. Federal Laws.

(f) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(g) Section Headings. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(h) No Corporate Action Restriction. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (i) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (ii) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (iii) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (iv) any dissolution or liquidation of the Company or any Subsidiary, (v) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (vi) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Company or any Employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

(i) Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company. Awards may be granted under the Plan in substitution for or in connection with an assumption of employee, director and/or consultant stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Employees or Consultants in respect of the Company or one of its Subsidiaries in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the granting entity. The Awards so granted may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the Plan, with Common Stock substituted for the securities covered by the original award and with the number of Shares subject to such awards, as well as any exercise or purchase prices applicable to such awards, adjusted to account for differences in stock prices in connection with the transaction. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of any such assumption or substitution in connection with any such transaction shall not be counted against the Share limit or other limits on the number of Shares available for issuance under the Plan, unless determined otherwise by the Company.

(j) An Award granted under the Plan will be subject to any provisions of Applicable Laws providing for the recoupment or clawback of incentive compensation; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the Award; and any recoupment, clawback or similar provisions that may be included in the applicable Award Agreement.

Directions to the 2014 Annual Meeting of Shareholders

FROM SAN JOSE:	FROM SAN FRANCISCO:
Take 280 northbound.	Take 280 southbound.
Take the De Anza Blvd. exit.	Take the De Anza Blvd. exit.
Make a left onto De Anza Blvd. (at signal).	Make a right onto De Anza Blvd. (at signal).
Make a left onto Mariani Avenue.	Make a left onto Mariani Avenue.
Enter Infinite Loop Parking Lot at the end of Mariani Avenue.	Enter Infinite Loop Parking Lot at the end of Mariani Avenue.
Proceed to Building 4 (to Apple Town Hall).	Proceed to Building 4 (to Apple Town Hall).

Attendance at the 2014 annual meeting of shareholders is limited to shareholders. Admission to the Annual Meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple Inc. has opted to provide the Annual Report on Form 10-K for the year ended September 28, 2013 in lieu of producing a glossy annual report.

APPLE INC.

Apple Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

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DESIGNATION (IF ANY)

ADD 1

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ADD 4

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ADD 6

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on February 28, 2014.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/AAPL

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2, 3, 4, 5, 6 and 7.

1. Election of Directors:

For Withhold

For Withhold

For Withhold +

01 - William Campbell

02 - Timothy Cook

03 - Millard Drexler

04 - Al Gore

05 - Robert Iger

06 - Andrea Jung

07 - Arthur Levinson

08 - Ronald Sugar

For Against Abstain

2. The amendment of the Company’s Restated Articles of Incorporation (the “Articles”) to facilitate the implementation of majority voting for the election of directors in an uncontested election by eliminating Article VII, which relates to the term of directors and the transition from a classified board of directors to a declassified structure

For Against Abstain

3. The amendment of the Articles to eliminate the “blank check” authority of the Board to issue preferred stock

For Against Abstain

4. The amendment of the Articles to establish a par value for the Company’s common stock of $0.00001 per share

5. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014

6. A non-binding advisory resolution to approve executive compensation

7. The approval of the Apple Inc. 2014 Employee Stock Plan

B Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 8, 9, 10 and 11.

For Against Abstain

8. A proposal by John Harrington and Northstar Asset Management Inc. entitled “Board Committee on Human Rights” to amend the Company’s bylaws

For Against Abstain

9. A proposal by The National Center for Public Policy Research of a non-binding advisory resolution entitled “Report on Company Membership and Involvement with Certain Trade Associations and Business Organizations”

10. A proposal by Carl Icahn of a non-binding advisory resolution that the Company commit to completing not less than $50 billion of share repurchases during its 2014 fiscal year (and increase the authorization under its capital return program accordingly)

11. A proposal by James McRitchie of a non-binding advisory resolution entitled “Proxy Access for Shareholders”

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

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MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01QUPE

Apple Inc.

2014 Annual Meeting of Shareholders

February 28, 2014

9:00 a.m. Pacific Standard Time

1 Infinite Loop, Building 4, Cupertino, California 95014

Upon arrival, please present your photo identification at the registration desk.

Directions:

FROM SAN JOSE:

Take 280 northbound.

Take the De Anza Blvd. exit.

Make a left onto De Anza Blvd. (at signal).

Make a left onto Mariani Avenue.

Enter Infinite Loop Parking Lot at the end of Mariani Avenue.

Proceed to Building 4 (to Apple Town Hall).

FROM SAN FRANCISCO:

Take 280 southbound.

Take the De Anza Blvd. exit.

Make a right onto De Anza Blvd. (at signal).

Make a left onto Mariani Avenue.

Enter Infinite Loop Parking Lot at the end of Mariani Avenue.

Proceed to Building 4 (to Apple Town Hall).

280N San Francisco

85N Mountain View

N

Hollenbeck

Stelling

De Anza

Mc Clellan

85S Campbell

Homestead

Stevens Creek

Wolfe

APPLE TOWN HALL

280S San Jose

Attendance at the 2014 Annual Meeting of Shareholders is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Apple Inc. has opted to provide the enclosed Annual Report on Form 10-K for the fiscal year ended September 28, 2013 in lieu of producing a glossy annual report.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF APPLE INC. FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 28, 2014 +

The undersigned shareholder of Apple Inc., a California corporation, hereby acknowledges receipt of the Notice of 2014 Annual Meeting of Shareholders and Proxy Statement with respect to the 2014 Annual Meeting of Shareholders of Apple Inc. to be held at 1 Infinite Loop, Building 4, Cupertino, California 95014 on Friday, February 28, 2014 at 9:00 a.m. Pacific Standard Time, and hereby appoints Peter Oppenheimer and Bruce Sewell, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Inc. common stock of the undersigned at such meeting and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSALS 8, 9, 10 AND 11, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE TELEPHONE OR BY THE INTERNET.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. THANK YOU FOR YOUR VOTE.

C Non-Voting Items

Change of Address - Please print new address below.

Until contrary notice to Apple Inc., I consent to access all future notices of annual meetings, proxy statements and annual reports issued by Apple Inc. over the Internet.

I Consent

D Authorized Signatures - This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD. +